SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10/A
Amendment No. 2

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Ameritek Ventures, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	82-2380777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

325 N Milwaukee Ave, Suite G1 Wheeling, IL 60090

(Address of principal executive offices)

(312) 239-3574

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

     Common Shares, par value $0.001
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of a “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This registration statement on Form 10 (the “Registration Statement”) is being filed by Ameritek Ventures, Inc. in order to register common stock of the Company voluntarily pursuant to Section 12(g) under the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”). The Company is not required to file this Registration Statement pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section, Securities and Exchange Commission, 100 F Street, NW, Washington, D.C. 20549 upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at l.800.SEC.0330. The SEC maintains a Website that contains reports, proxy and information statements and other information regarding registrants that file electronically with it. The address of the SEC’s Website is http://www.sec.gov.

Ameritek Ventures, Inc.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Business.

Ameritek Ventures, Inc. (“Ameritek”) is the parent of group of wholly owned companies in the business of the research and development of advanced technology for future use, such as blockchain technology, robotic systems, metaverse and city-wide aerial transportation vehicles.

Overview

The Company has also developed and is marketing certain technologically advanced products beneficial to businesses, organizations, and governments in a variety of industries, such as the DittoMask high filtration face mask and the FlexFridge portable mini fridge. We also seek value-adding businesses or technologies for acquisition.

Through our wholly owned subsidiaries:

•we currently provide complex warehouse management solutions to customers;

•we created the DittoMask high-filtration face mask.

•we created the FlexFridge portable use mini fridge the prototype of which is currently being tested;

•we are developing blockchain technology software programs for use in the health and legal fields;

•we are developing augmented reality robotics technology;

•we are developing a vertical landing aircraft service for a members-only passenger first-class transport across cities, and

•we seek value adding business or technologies for acquisition.

We also search for target technology companies that can expand our business into new product lines and markets and work with financial partners to fund projects.

Recent Developments

Prior to November 2020, the Company was in the business of fiber optics, however, this business vanquished due to the former directors and officers of the Company failing to adequately pursue the business.

In late October and early November of 2020, Shaun Passley PhD., as a shareholder and director of both the Company and VW Winn Century, Inc. (“VWin”), sought to rehabilitate both the Company and VWin pursuant to the laws of the State of Nevada, as described below in Company Rehabilitations.

Subsequently, as described below, on November 27, 2020, VWin was merged with the Company pursuant to an agreement and plan of merger, with the Company as the surviving entity.

On November 27, 2020, Bozki, Inc. (“Bozki”), a company controlled by Dr. Passley, was merged with the Company pursuant to an agreement and plan of merger, with the Company as the surviving entity.

On May 14, 2021, we acquired Interactive Systems, Inc. (“Interactive”), which provides warehouse management solutions to businesses.

On October 1, 2021, we acquired interlinkONE. (“interlinkONE”), which provides warehouse, order and inventory management solutions.

Company Rehabilitations

VWin

On October 26, 2020, as a shareholder of the VWin, Dr. Passley filed a Notice of Motion to Appoint Custodian with the Eight Judicial District Court, Clark Count, Nevada (the “Court”) as it was stipulated that the officers and directors of VWin abandoned the business, its shareholders and the VWin. At the hearing, the Court ordered that (i) Dr. Passley be appointed the Custodian of VWin, (ii) Dr. Passley reinstate VWin with the Nevada Secretary of State, (iii) Dr. Passley appoint directors and officers of VWin to serve during his Custodianship, (iv) Dr. Passley be authorized to take action on behalf of VWin, including with respect to compromising debt, executing contracts, and authorizing, issuing, eliminating, or amending terms of common of preferred shares of VWin, as well as initiating litigation on behalf of VWin. In addition, Dr. Passley was authorized to provide reasonable notice to shareholders of VWin of a meeting of shareholders.

Dr. Passley, as the Custodian of the Company, shortly after the hearing of the motion reinstated VWin with the Nevada Secretary of State.  Dr. Passley was appointed as the Chief Executive Officer and sole director of VWin on October 29, 2020.

On the same day, Dr. Passley filed to suspend reporting and terminate VWin’s registration of its securities registered under Section 12 of the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission (the “SEC”) and made an Offer of Settlement of proceedings commenced against VWin by the SEC in August 2019 for failure to comply with the disclosure requirements under section 13(a) of the Securities Act.  As a result, on November 5, 2020, the SEC revoked the registration of each class of securities registered by VWin under Section 12 of the Securities Act.

Dr. Passley, as the Custodian of VWin and Ameritek Ventures then submitted the Board of Directors a stock merger plan with Ameritek Ventures, Inc., with Ameritek Ventures, Inc. being the only surviving company.

Ameritek

In November 2020, as a shareholder of the Company, Dr. Passley filed a Notice of Motion to Appoint Custodian with the Eight Judicial District Court, Clark Count, Nevada as it was stipulated that the officers and directors of the Company abandoned the business, its shareholders and the Company. At the hearing, the Court ordered that (i) Dr. Passley be appointed the Custodian of the Company, (ii) Dr. Passley reinstate the Company with the Nevada Secretary of State, (iii) Dr. Passley appoint directors and officers of the Company to serve during his Custodianship, (iv) Dr. Passley be authorized to take action on behalf of the Company, including with respect to compromising debt, executing contracts, and authorizing, issuing, eliminating, or amending terms of common of preferred shares of the Company, as well as initiating litigation on behalf of the Company. In addition, Dr. Passley was authorized to provide reasonable notice to shareholders of the Company of a meeting of shareholders.

Dr. Passley, as the Custodian of the Company, shortly after the hearing of the motion reinstated the Company with the Nevada Secretary of State.  On November 18, 2020, Dr. Passley filed to suspend the reporting requirements applicable to the Company pursuant to the Exchange Act as the number of holders of record of the Company’s common stock was below 300 stockholders. The Company filed an amended Form 15 on May 14, 2021 to correct the number of stockholders.

Subsequently, at a meeting of stockholders of the Company held on November 27, 2020, Dr. Passley was confirmed a director of the Company, as well as its President, CEO, Secretary and Treasurer by the Company’s stockholders.

In accordance with the powers afforded him by the Court, Dr. Passley, began an investigation into the Company’s affairs to determine a path to its rehabilitation. During the investigation, it was discovered that the former President of the Company had issued more than 19 million shares to him in exchange for assets that were never delivered to the Company. As Custodian, Dr. Passley requested the Court to cancel these shares, which the Court subsequently ordered.

Dr. Passley, as the Custodian of the Company, also filed a motion with the Court for an order that all claimants and creditors of the Company submit proofs of claim to the Custodian so that the Company can identify and resolve claims against it and plot a path forward. A total of six proofs of claim were submitted aggregating approximately $4.5 million in claims and $283,383 in attorney’s fees, which were resolved by the Custodian. Dr. Passley was able to resolve all claims against the Company resulting in a gain on extinguishment of debt of $646,776 booked in 2021.

Prior Operations before Custodianship

The Company was mainly pursuing the fiber optic business. It had opened a facility in Virginia and had hired personnel. The management team did press interviews and went to trade shows. The Company entered into financing agreements to bring the fiber optic technology to market. The Company was unable to raise the capital to properly maintain the Virginia operations. Dr. Passley was appointed as Custodianship to settle the debt with the landlord and is working on setting up the fiber optic business under TeleCorp Products, Inc. by using open-source technology.

Company Restructuring

Further to the rehabilitation of the Company and VWin described above, VWin and Bozki, via two separate transactions, were merged with the Company, with the Company as the surviving entity of each transaction, as further described below. Each merger constituted a related party transaction as a result of the ownership interest of Dr. Passley in VWin, Bozki and the Company, as well as Dr. Passley acting as a director and officer in each company. In addition, the promissory notes issued by Bozki and VWin to Epazz, Inc. (“Epazz”) were assigned to the Company in connection with each of these transactions. Dr. Passley is a majority shareholder of Epazz.

A copy of the plan of merger in respect of each transaction is attached as an exhibit hereto and the following descriptions thereof are qualified in their entirety by reference to the applicable plan of merger filed herewith. In addition, a copy of the agreements assigning the stock purchase agreement with a promissory note with dated January 1, 2018 and one dated October 20, 2020 to the Company under each transaction is attached as an exhibit hereto and the following descriptions thereof are qualified in their entirety by reference to the applicable assignment agreement filed herewith. Investors are urged to carefully review each of these documents.

Merger with Bozki

On November 27, 2020, in accordance with required shareholder approvals, the Company completed a merger with Bozki, pursuant to an agreement and plan of merger between the Company and Bozki, with the Company as the surviving entity. Pursuant to the terms of the plan of merger, (i) each share of class A common stock of Bozki was automatically converted into three shares of common stock of the Company (ii) all holders of series A preferred stock of the Company received ten shares of common stock of the Company for each such preferred share, and these series A preferred shares were cancelled, (iii) the series A preferred shares of Bozki became the new series A preferred shares of the Company, with each share of series A preferred stock of Bozki being converted into ten series A preferred shares of the Company, (iv) the series B preferred shares of Bozki became the new series B preferred shares of the Company, with each share of series B preferred stock of Bozki being convertible into ten series B preferred shares of the Company, (v) the series C preferred shares of Bozki became the new series C preferred shares of the Company, with each share of series C preferred stock of Bozki being convertible into ten series A preferred shares of the Company, (vi) the class B common stock of Bozki became the new series E preferred shares of the Company, with each share of series B common stock of Bozki being convertible into one series E preferred share of the Company.

In addition, on November 27, 2020, Bozki assigned two promissory notes in the aggregate amount of $1.2 million issued to Epazz to the Company pursuant to an Assignment Agreement among the Company, Bozki and Epazz.

Merger with VWin

On November 27, 2020, in accordance with required shareholder approvals obtained by the Ameritek Ventures, the Company merged with VWin pursuant to an agreement and plan of merger between the Company and VWin, with the Ameritek Ventures, Inc. as the surviving entity. Pursuant to the terms of the plan of merger, the only consideration in connection with the merger was the assumption by the Company of a promissory note in the amount of $250,000 issued by VWin to Epazz made pursuant to an Assignment Agreement among the Company, VW Winn and Epazz. In addition, under the plan of merger, all stock of every class authorized and issued by VWin was cancelled.

Acquisition of Interactive Systems, Inc.

On May 14, 2021, we acquired all of the issued and outstanding shares of Interactive in consideration for $337,500 cash and issued a 6% amortizing two year note for $337,500. Through Interactive, we provide complex Warehouse Management Systems solutions. This includes WMS baseline software that assists in running all aspects of warehouse day-to-day operation as well as customized interfaces with automation and variety of material handling equipment.

Acquisition of interlinkONE, Inc.

On October 1, 2021, we acquired all of the issued and outstanding shares of interlinkONE, Inc., in consideration for $250,000 cash and issued a 6% amortizing two-year note for $250,000. Through interlinkONE, we strengthen our warehouse management solutions, providing responsive management, maintaining multiple warehouses and integrating them with solutions from WooCommerce, Salesforce, Zapier, QuickBooks and more.

As a result, our corporate organization is now as follows (all subsidiaries are wholly owned by Ameritek):

Ameritek Ventures, Inc. owns 100% of these subsidiaries.

Interactive Systems, Inc.

Through Interactive Systems, Inc., we currently provide complex Warehouse Management Systems solutions to customers. This includes WMS baseline software that assists in running all aspects of warehouse day-to-day operation as well as customized interfaces with automation and variety of material handling equipment. The software supports handheld devices for warehouse workers. Interactive Systems solutions are used to manage inventory, e-commerce and order processing to customers such as Mattel, Inc., Eastern Virginia Medical School and Eaton Corporation.

interlinkONE, Inc.

Through interlinkONE, Inc. (“interlinkONE”), we provide additional warehouse management solutions maintaining multiple warehouses on different platforms and integrating them with solutions from WooCommerce, Salesforce, Zapier, QuickBooks, and more. interlinkONE products provide solutions to OneAmerica Financial Partners and NEPS, a subsidiary of Taylor Corporation.

FlexFridge, Inc.

Though FlexFridge, Inc., the Company has created a pre-production prototype of a four cubic foot portable fridge with an 8-hour long-lasting battery that is easily chargeable referred to as the “FlexFridge”. FlexFridge will be available for both the consumer market and business markets. FlexFridge is designed to cater to the cooling needs of various businesses in sectors like food, healthcare, military, and government. The FlexFridge design can help the healthcare industry transport medical materials like blood and other items over long distances as it runs for 8 hours per charge. FlexFridge has a US patent and is currently undergoing testing of its pre-production prototype. Once the test are complete, we will launch a Kickstarter campaign to generate pre-orders in 2023.

DittoMask, Inc.

Through DittoMask, Inc., the Company has created “DittoMask,” a high-quality, affordable, washable, high-filtration face mask that is currently available for sale. “DittoMask Sportsmask” uses cotton and polyester filtration to reduce air intake during resistance training. After a workout or walking, the mask is washable for reusability.

Equock, Inc.

Through Equock, Inc.(“Equock”), the Company is developing an electric bicycle focus on the growing online delivery industry. Equock will provide larger range and storage than the average e-bike currently on the market. The Company is currently assembling the prototype after completing the body molds. The prototype will be ready in 2023. Equock, Inc. was formed on December 30, 2022.

WebBeeO, Inc.

Through WebBeeO, Inc. (“Weebeeo”), we are developing “Webbeeo”, an encrypted blockchain message and voice interaction platform for businesses.  Webbeeo is expected to allow users to store data in and retrieve it from the blockchain, making it unnecessary for users to store data on their mobile devices. Only users will have access to their data (and not third parties, as on most social media platforms), which is encrypted for increased privacy and protection. The Company is using an open platform to speed up the launch of the beta site. Webbeeo's beta version 2.0 will be release in May of 2023.

In addition, Webbeeo's Social Media Blockchain Decentralized Platform when fully developed is expected to allow users more control over their data and how they connect with others by removing intermediaries. It is expected users will control the platform as well as how their groups use the platform. Webbeeo Version 1 is available on Google Play Store. We expect this product to be available by the end of 2022.

CordTell, Inc.

Through Cordell Inc. ((“Cordell”) the Company is developing block chain technology that is expected to reduce fraud in transactional business contracts. The technology is expected to allow for a transactional agreement to become a living contract that can be tracked and traced and transactions verified against the contractual terms. Our blockchain technology is expected to allow most conflict resolution to occur semi-automatically with a person verifying the results and we plan to offer associated dispute resolution services for a small fee.

The technology is expected to automatically verify signatures, distribute the contract to the blockchain, record the transaction, and verifies the terms that are being followed via our blockchain apps, which is expected to also trace any changes. The technology also is expected to sends reminder and track payments and the delivery of items. The technology is expected to work with Microsoft Word and Google Docs to provide real-time contract edits and updates via version control. The Company plans to primarily market the technology to law firms, health care providers, businesses, and governments. The product is in its alpha version. The product is expected to be available in 2023.

Augmum, Inc.

We are developing augmented reality software through Augmum Technology, Inc. (“Augmum”). Augmum is creating a prototype motion-tracking robotic hand, touch-sensing gloves, and virtual-reality glasses using machine learning systems, haptic technology, and augmented technology to control a six-axis robotic arm and hand. Augmented reality technology can also be used for training purposes via a peer to peer system in which a trainer has a pair of gloves and glasses that sync to a trainee's gloves and glasses, allowing the trainer to teach a trainee in technique from a distance. This peer to peer augmented reality system is an excellent tool for retirees who can train new workers from their homes as if they work on the site. Augmented reality technology has application in a variety of industries. This prototype is expected to be completed in 2023.

TeleCorp Products, Inc.

Through TeleCorp Products, Inc. (“TPI”) we are creating a new fiber optics business using open-source technology that will create a new manufacturing process. The Company is also reviewing opportunities to acquire another fiber optic manufacturing business into TPI. This business is expected to be available in 2023.

ESM Software, Inc.

ESM Software aims to provide affordable Enterprise Strategic Management and Leadership software to small to large businesses and government agencies. ESM Software is based on Dr. Passley's ten (10) levels of the General Growth Process from concept to living enterprise and balanced scorecard. ESM Software is currently available for sale and will be integrated with other strategic management tools developed by Dr. Passley in 2023.

Passley, Inc.

Through Passley, Inc., the Company is developing a robotic restaurant concept that will in fact test the Augmum robotic technology. The restaurant is expected to provide consumers with an interactive experience using deep machine learning to interact with digital waiters and robotic arms to prepare and serve the food. The goal of the restaurant is to be operated by minimal staff to reduce operating costs. New government regulations on minimum wages have provided an opportunity to use robotic and machine learning to manage the growing human labor cost. This restaurant is still in the concept stage. The Company will acquire a restaurant to test Augmum robotic technology once the prototype is ready.

AeroPass, Inc.

The Company, through AeroPass Inc. (“AeroPass”) plans to develop a drone like human transportation vehicle that will transport passengers between city centers at a lower cost than commercial flights and avoid road traffic, similar to train services currently provided to individuals. This membership-based program for the average person would save them time and money in transportation. For example, a person wanting to travel from Chicago to New York may currently use a commercial airline with a flight time of approximately two and a half hours, plus significant time to check in, get through security and board. AeroPass would be quicker in checking in, security and boarding and transport thereby resulting in significant cost savings. AeroPass is still in the concept stage.

Ecker Capital, LLC

Ecker Capital is the mergers and acquisitions division of Ameritek Ventures, Inc. Ecker Capital is searching for target technology companies that can expand the Company into new product lines and markets. Ecker Capital Team seeks to find interesting technology and work with financial partners to fund projects.

Competition

We face or will face significant competition in almost every aspect of our business.  As we introduce new products, as our existing products evolve, or as other companies introduce new products and services, we may become subject to additional competition.

Some of our current and potential competitors have significantly greater resources and better competitive positions in certain markets than we do. These factors may allow our competitors to respond more effectively than us to new or emerging technologies and changes in market requirements. Our competitors may develop products, features, or services that are similar to ours or that achieve greater market acceptance, may undertake more far-reaching and successful product development efforts or marketing campaigns, or may adopt more aggressive pricing policies. Certain competitors could use strong or dominant positions in one or more markets to gain competitive advantage against us, all of which may negatively affect our business and financial results.

Ameritek’s current competition is Onem, Sylo, Crypviser, Sense, Secure Messaging Eccosystems, and Mainframe in the Blockchain messaging, and a variety of BitCoin and BlockChain Startups, such as BitMark, Skry, Symbiant. For FlexFridge, its main competitors are AIJUN Insuling Cooler Refrigerated Box, Cooluli Mini Fridge Electric Cooler, while a competitor to Augmum and Passley is Robot Chef, a company by Moley Robotics, while still others are Boston Dynamics, ABB, Midea Group and Epson Robotics.

Government Regulation

The Company is subject to varying degrees of regulation in each of the jurisdictions in which it operates. Local laws and regulations, and the interpretation of such laws and regulations, differ among those jurisdictions. There can be no assurance that: (1) future regulatory, judicial and legislative changes will not have a material adverse effect on us; (2) domestic or international regulators or third parties will not raise material issues with regard to its compliance with applicable regulations; or (3) regulatory activities will not have a material adverse effect on it.

  Material Developments

The Company is mainly in software as a service (SaaS) business. Therefore, the main supplier is Amazon Web Services (AWS) which is the hosting company for our applications. Our customers access the software via a virtual server maintained by AWS.

The Company does not have a customer who makes up over 10% of our revenue. The Company owns the trade secrets and copyrights of our software applications. The Company owns the FlexFridge Patent with Patent Number: US9217598B2.

The Company is developing tangible products. We have not established any supplier relationships. This will take place once the products are in production.

Employees

As of December 31, 2022, we have eight employees. Many of our activities are outsourced to consultants who provide services to us on a project basis. As business activities require and capital resources permit, we will hire additional employees to fulfill our company’s needs.

Item 1A. Risk Factors.

Smaller reporting companies are not required to provide the information required by this item.

Item 2. Financial Information.

Selected Financial Data

Smaller reporting companies are not required to provide the information required by this item.

Results of operations for Ameritek, Inc.

For the years ended December 31, 2022, and 2021

For the fiscal year ending December 31, 2022, the Company had revenue of $1,738,172, as compared with $729,602 for the same period ending 2021, an increase of $1,008,570. Of this amount, $346,684 was due to software revenue, while $661,886 is other income from the sale of drone technology to ZenaTech, Inc., a related party. Ameritek continues to see improvements due to the integration of Interactive Systems, which results in higher revenues and overall lower general and administrative costs. Ameritek posted a net income of $166,879 for the first time since November 2020 and being under new management. The net income per share was $0.00 for the basic and fully diluted shares, where the weighted basic and diluted average number of common shares outstanding was 514,226,791.

As of December 31, 2022, the Company had an accumulated deficit of $(2,325,074), and as of December 31, 2021, it was $(2,487,228). As of December 31, 2022, the Company had working capital of $(1,653,815), while as of December 31, 2021, it was $(1,052,975), a difference of $(600,840), with working capital being current assets minus current liabilities. This difference results from the Company’s use of cash to repay long-term debt of $306,979, an increase of about $167,000 compared to 2021, slightly offset by a reduction in salaries of about $175,000.

Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes.

Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company does not have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedules summarize the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of December 31, 2022, and 2021.

	Fair Value Measurements as of December 31, 2022
	Level 1		Level 2	Level 3
Assets
ZenaTech securities		$–	$661,886		$–
Total assets			661,886
Liabilities
Short-term debt		–	21,000		–
Long-term debt, including current portion		–	1,755,899		–
Total liabilities	$		$(1,776,899)	$

	Fair Value Measurements as of December 31, 2021
	Level 1		Level 2	Level 3
Assets
Total assets		$–	$–		$–
Liabilities
Short-term debt		–	21,000		–
Notes payable, related parties		–	1,022,411		–
Long-term debt		–	1,003,467		–
Total liabilities	$		$(2,046,878)	$

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the fiscal years ended December 31, 2022 and 2021.

Intangible Assets and Intellectual Property

Intangible assets are amortized using the straight-line method over their estimated period of benefit of five to fifteen years. We evaluate the recoverability of intangible assets periodically and take into consideration events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No material impairments of intangible assets have been identified during any of the periods presented. The Company’s amortization expense on intangible assets totaled $320,264, and $150,435, for the years ended December 31, 2022, and 2021.

Product Development

During the fourth quarter of 2022, certain historical accounts have been reclassified to comply with their treatment. What was classified as goodwill in 2021 is classified as product development for 2022.

Patent

The Company has a patent for the FlexFridge, a foldable refrigerator, acquired with the Bozki acquisition. The patent is not being amortized because we have not put it into production yet. However, we will amortize it when it goes into production.

Liquidity and capital resources

For the years ended December 31, 2022 and December 31, 2021

As of December 31, 2022, Ameritek had $376,273 in current assets, consisting of accounts receivable of $374,003 and prepaids of $1,519. Current liabilities were $2,025,363, which consisted of $1,191,025 in accounts payable, $426,842 in accrued interest, deferred revenue of $386,496, and short-term debt of $21,000. Working capital was $(1,653,815) for the year ended December 31, 2022, as compared to $(1,052,975), for the year ended December 31, 2021. This difference results from the Company’s use of cash to repay long-term debt of $306,979, an increase of about $167,000 compared to 2021, slightly offset by a reduction in salaries of about $175,000.

As of December 31, 2021, Ameritek had $307,088 in current assets, consisting of $28,686 in cash, accounts receivable of $254,105 and prepaids of $24,296. Current liabilities were $1,360,063, which consisted of $784,067 in accounts payable, $309,624 in accrued interest, deferred revenue of $245,372, and short-term debt of $0. Working capital was $(1,052,975) for the year ended December 31, 2021, as compared to $(1,172,720), for the year ended December 31, 2020. This improvement in working capital of about $120,000 was due to purchasing Interactive Systems, Inc., the forgiveness of loan to the subsidiary, gains due to extinguishment of debt, and the acquisition of interlinkONE, Inc.

As of December 31, 2022 and 2021, the Company had Preferred stock Series A, $0.01 par shares, 10,000,000 shares authorized, 7,488,730 issued and outstanding.

As of December 31, 2022 and 2021, the Company had Preferred stock Series B, $0.01 par shares, 10,000,000 shares authorized, 10,000,000 issued and outstanding.

As of December 31, 2022 and 2021, the Company had Preferred stock Series C, $0.01 par shares, 60,000,000 shares authorized, 36,888,972 issued and outstanding.

As of December 31, 2022 and 2021, the Company had Preferred stock Series D, $0.01 par shares, 10,000,000 shares authorized, 9,083,630 issued and outstanding.

As of December 31, 2022 and 2021, the Company had Preferred stock Series E, $0.01 par shares, 23,000,000 shares authorized, 23,000,000 issued and outstanding.

As of December 31, 2022, the Company had Common stock, $0.001 par shares, 950,000,000 shares authorized, 514,226,791 issued and outstanding. At December 31, 2022, the common stock share price closed at $0.0016 per share and the Company had 111 stockholders. As of December 31, 2021, the Company had Common stock, $0.001 par shares, 750,000,000 shares authorized, 434,226,791 issued and outstanding.

Summary of Cash and Certain Other Compensation

At present Ameritek has only one executive officer. The compensation program for future executives will consist of three key elements which will be considered by a compensation committee to be appointed:

•A base salary;

•A performance bonus; and

•Periodic grants and/or options of our common stock.

Base Salary. Ameritek chief executive officer and all other senior executive officers receive compensation based on such factors as competitive industry salaries, a subjective assessment of the contribution and experience of the officer, and the specific recommendation by our chief executive officer.

Performance Bonus. A portion of each officer’s total annual compensation is in the form of a bonus. All bonus payments to officers must be approved by our compensation committee based on the individual officer’s performance and company performance.

Stock Incentive. Stock options are granted to executive officers based on their positions and individual performance. Stock options provide incentive for the creation of stockholder value over the long term and aid significantly in the recruitment and retention of executive officers. The compensation committee considers the recommendations of the chief executive officer for stock option grants to executive officers (other than the chief executive officer) and approves, disapproves or modifies such recommendation. See “Market Price of and Dividends on our Common Equity and Related Stockholder Matters - Securities Authorized for Issuance under Equity Compensation Plans.”

Compensation to our officers and employees will be paid only when we have sufficient funds for that purpose. At present, we do not possess such funds.

Item 3. Properties.

Properties

Our principal executive offices are located at 325 N Milwaukee Ave Suite G1, Wheeling, IL 60090, which we lease for $375 per month on a month-to-month basis with a 30-day notice, provided if either party does not terminate the agreement within (30) days prior to the end of the initial term, the lease shall automatically renew for successive one (1) month periods on the same terms. We believe that our existing facilities are suitable and adequate to meet our current needs. We intend to add new facilities or expand existing facilities as we add employees, and we believe that suitable additional or substitute space will be available as needed to accommodate any such expansion of our operations. The company has a share office at 401 Ryland Street, Suite 200A Reno, NV 89502.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as of December 31, 2022, as to each person or group who is known to us to be the beneficial owner of more than 5% of our outstanding voting securities and as to the security and percentage ownership of each of our executive officers and directors and of all of our officers and directors as a group. There are no voting rights assigned to a natural person as of the date of this Form 10. The beneficial owner of the Preferred stock Series A, C, D and E cannot convert their stock where they own more than 9.99% of Common Stock shares.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Shares of common stock that are currently exercisable or convertible within 60 days of April 3, 2023, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage beneficial ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address of each stockholder is c/o Ameritek Ventures, Inc. at 401 Ryland Street, Suite 200A, Reno, NV 89502.

TITLE OF CLASS	NAME OF BENEFICIAL OWNER AND POSITION	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	NUMBER OF VOTES	PERCENT OF CLASS BEFORE CONVERSION (more than 5%)	PERCENT OF CLASS AFTER CONVERSION (more than 5%)
Common Stock	Shaun Passley, PhD	79,098,457	79,098,457	15.38%	17.62%
Common Stock	Epazz, Inc.[1]	50,000,000	50,000,000	9.72%	9.72%
Common Stock	Star Financial Corporation[2]	18,106,005	18,106,005	3.52%	9.99%
Common Stock	GG Mars Capital, Inc. [3]	18,103,638	18,103,638	3.52%	9.99%
Preferred A	Shaun Passley, PhD	7,488,730	0	100%	100%
Preferred B	Epazz, Inc.	10,000,000	10,000,000,000	100%	100%
Preferred C	Star Financial Corporation	14,536,666	0	39.41%	39.41%
Preferred C	GG Mars Capital, Inc.	14,459,336	0	39.20%	39.20%
Preferred C	Shaun Passley, PhD	2,000,000	0	5.42%	5.42%
Preferred C	Craig Passley[4]	4,800,000	0	13.01%	13.01%
Preferred D	Star Financial Corporation	3,904,350	0	42.98%	42.98%
Preferred D	GG Mars Capital, Inc.	3,887,540	0	42.80%	42.80%
Preferred D	Craig Passley	1,043,850	0	11.49%	11.49%
Preferred E	Shaun Passley, PhD[5]	23,000,000	0	100%	100%

1Shaun Passley, PhD is the majority shareholder of Epazz, Inc. and together with Epazz, controls a majority of the voting securities of the Company.

2Star Financial Corporation is owned by Fay Passley, a family member of Shaun Passley, PhD.

3GG Mars Capital, Inc. is owned by Vivienne Passley, a family member of Shaun Passley, PhD.

4Craig Passley is Shaun Passley’s sibling.

5Shaun Passley, PhD disclaims beneficial ownership of any securities of the Company owned or controlled by any of his family members, whether directly or indirectly, as investment and voting power in those securities rests with those family members. None of the family members of Dr. Passley reside in the same home as Dr. Passley. In addition, Dr. Passley and his family members or companies controlled by them, directly or indirectly, do not constitute a group as defined in Section 13(d)(3) of the Exchange Act as none of them are acting together for the purposes of acquiring, holding or disposing of securities of the Company.

The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of December 23, 2022, through the exercise of any stock option or other right. See “Description of Securities” for more information.

DESCRIPTION OF SECURITIES

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws.

General

As of December 31, 2022, there were (a) 514,226,791 shares of our common stock outstanding and (b) 7,488,730 shares of Series A Preferred Stock; 10,000,000 shares of Series B Preferred Stock; 36,888,972 shares of Series C Preferred Stock; 9,083,630 shares of Series D Preferred Stock; and 23,000,000 of Series E Preferred Stock issued and outstanding. In addition, holders of our convertible notes are entitled to convert the notes into common stock.

Common Stock

As of the date of this prospectus, the Company has 950,000,000 authorized shares of $0.001 par value Common Stock with cusip number 03078H. The Common Stock is quoted on theOTCMarkets.com under ticker symbol ATVK. At December 31, 2022, the common stock share price closed at $0.0016 per share and the Company had 111 stockholders. As of April 3, 2023, there were 514,226,791 shares of our common stock outstanding, of which 219,714,464 are restricted.

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no pre-emptive, subscription, redemption, or conversion rights. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future.

Preferred Stock

Cancelation of Old Preferred Series A Class

On November 13, 2020, pursuant to the Bozki Merger Plan, the Company canceled Preferred Series A class converted Preferred Series A class into shall be cancel. Holder of ATVK Preferred Series A shares shall be converted into the Company’s’ Common Stock, for every ten (10) Preferred Series A shares, the holder shall receive one (1) share of ATVK Common Stock.

There were 74,887 and 74,887 shares of old Series A Preferred Stock issued and outstanding as of December 31, 2022, and 2021.

As of the date of this prospectus, our authorized capital stock consists of 950,000,000 shares of common stock, par value $0.01 per share. At December 31, 2022, the common stock share price closed at $0.0016 per share and the Company had 111 stockholders. As of April 3, 2023, there were 514,226,791 shares of our common stock outstanding, of which 219,795,464 are restricted.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value New Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock has no voting rights. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .60 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred A Stock would be able to convert to 6,000 shares of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2022, and 2021, there were 10,000,000 Preferred Stock Series A shares authorized, 7,488,730 issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series B Preferred Stock. Series B Preferred Stock has liquidation and first position ownership rights on any assets owned by the Company. The Series B Preferred Stock has ten thousand votes per share voting rights and are not entitled to receive dividends. The holders of Series B Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Preferred Shares and a first position in a security interest on any assets of the Company upon default of a loan to the Company, liquidation, or dissolution of the Company. Further, the Company may call these shares at any time provided the holders of the Series B Preferred Stock are paid the amount of monies they paid for their Series B Preferred Stock along with any interest due. Upon the payment of principal and interest to the Series B Preferred Stock shareholders, the shares must be returned to the Company. These shares are non-convertible into a different class of shares.

As of December 31, 2022 and 2021, there were 10,000,000 Preferred Stock Series B shares authorized, 10,000,000 issued and outstanding, respectively.

Series C Preferred Stock

The Company is authorized to issue 260,000,000 shares of $0.01 par value Series C Preferred Stock, of which 36,888,972 shares are issued and outstanding as of December 31, 2020. The Series C Preferred Stock has no voting rights. The conversion right is three fully paid shares of Common Stock. For example, an owner of convertible 1,000 shares of Preferred C Stock would be able to convert to 3,000 shares of Common Stock. However, the beneficial owner of such Series C Preferred Stock cannot convert their Series C Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2022 and 2021, there were 60,000,000 Preferred Stock Series C shares authorized, 36,888,972 issued and outstanding, respectively.

Series D Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series D Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series D Preferred Stock has no voting rights. Series D Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $1 million based on the Corporation’s audited statement of operations at a rate of 1.5%. At any time and from time-to-time after the issuance of the Series D Preferred Stock, any holder may convert any or all of the shares of Series D Preferred Stock held by such holder at the ratio of .10 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred D Stock would be able to convert to 1,000 shares of Common Stock. However, the beneficial owner of such Series D Preferred Stock cannot convert their Series D Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2022 and 2021, there were 10,000,000 Preferred Stock Series D shares authorized, 9,083,630 issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 23,000,000 shares of $0.01 par value Series E Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series E Preferred Stock has no voting rights. Series E Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations at a rate of 6%. At any time and from time-to-time after the issuance of the Series E Preferred Stock, any holder may convert any or all of the shares of Series E Preferred Stock held by such holder at the ratio of .15 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred E Stock would be able to convert to 1,500 shares of Common Stock. However, the beneficial owner of such Series E Preferred Stock cannot convert their Series E Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2022 and 2021, there were 23,000,000 Preferred Stock Series E shares authorized, 23,000,000 issued and outstanding, respectively.

Related Parties

On November 12, 2020, in consideration of the services provided and to be provided, Ameritek entered into a management agreement with Epazz, Inc., a Wyoming corporation and related party, for a forty-five (45%) percent mark-up per month of the total expenses generated with a minimum annual fee of $350,000. Epazz, Inc. is a company controlled by Shaun Passley, Ameritek Ventures’ Chief Executive Officer. Ameritek shall pay the minimum fee via a convertible promissory note. Ameritek also issued 10,000,000 Preferred Series B, voting control shares to Epazz, Inc, as an engagement fee, consistent with the terms of the agreement. Shaun Passley, PhD, is the majority shareholder of Epazz, Inc and together with Epazz, controls a majority of the voting securities of the company.

On November 13, 2020, the Company closed on a merger with Bozki, Inc., an Illinois corporation (“Bozki”), a company controlled by Shaun Passley, PhD. This merger was accounted for as a stock-for-stock merger as, given that substantially all the acquired company’s assets, liabilities and ongoing operations were acquired for stock. The merger plan first required the cancelation of all the current outstanding Preferred Series A class shares. Holders of the Company’s shares received ten (10) Common Stock shares per one (1) share of Preferred Series A Shares. The Company’s total outstanding and issued 51,627 Preferred Series A shares converted into 516,270 Common Stock shares.

Bozki Preferred Series A Stockholder, related parties, received ten (10) of the Company’s Preferred Series A shares for every one (1) Bozki Preferred Series A Share. Based on the converted Bozki Preferred Series A Stock, the Company issued 7,488,730 Preferred Series A Share.

Bozki Preferred Series B Stockholder, related parties, received ten (10) of the Company’s Preferred D shares for every one (1) Bozki Preferred Series B Share. Based on the converted Bozki Preferred Series B Stock, the Company issued 9,083,630 shares of Preferred D shares.

Bozki Preferred Series C Stockholder, related parties, received ten (10) of the Company’s Preferred Series C shares for every one (1) Bozki Preferred Series C Share. Based on the converted Bozki Preferred Series C Stock, the Company issued 41,555,640 shares of Preferred Series C Stock.

Bozki Class A Common Stockholder, related parties, received three (3) of the Company’s Common Stock to for every one (1) Bozki Class A Common Stock. Based on the converted Bozki Common Stock Class A, the Company issued 100,909,587 shares of Common Stock.

Bozki Class B Common Stockholder, related parties, received one (1) of the Company’s Preferred Series E for every one (1) Bozki Class B Common Share. Based on the converted Bozki Class B Common Stock, the Company issued 23,000,000 shares of Preferred Series E shares.

On November 13, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 98,457 shares of the common stock consistent as part of the merger with Ameritek Ventures.

On November 13, 2020, the Company issued GG Mars Capital, Inc., a related party, 8,103,636 shares of the common stock consistent as part of the merger with Ameritek Ventures.

On November 13, 2020, the Company issued Star Financial Corporation, a related party, 8,106,003 shares of the common stock consistent as part of the merger with Ameritek Ventures.

On November 13, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 7,478,730 shares of the Preferred Series A consistent with the terms of the management service agreement.

On November 13, 2020, the Company issued Craig Passley, a related party, 4,800,000 shares of the Preferred Series C consistent with the terms of the agreement.

On November 13, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 23,000,000 shares of the Preferred Series E consistent with the terms of the agreement.

On November 13, 2020, the Company issued GG Mars Capital, Inc., a related party, 3,887,540 Preferred Series D consistent with the terms of the agreement.

On November 13, 2020, the Company issued Craig Passley, a related party, 1,043,580 Preferred Series D into consistent with the terms of the agreement.

On November 13, 2020, the Company issued Star Financial Corporation, a related party, 3,904,350 Preferred Series D into consistent with the terms of the agreement.

At the end of 2020, VW Win Century, Inc., could no longer continue with day-to-day operation and the officers of the Company resigned. Subsequently, Shaun Passley, PhD., a shareholder with controlling interest, took over operations and brokered a merger with Ameritek Ventures, Inc. On November 27, 2020, pursuant to the merger plan, all of VW Win Century, Inc. classes of stock were cancelled, and Ameritek assumed all the VW Win Century’s assets, liabilities, and ongoing operations. There are no other considerations for the merger between Ameritek Ventures, Inc and VWin Century, Inc.

On November 17, 2020, the Company issued Epazz, Inc., a related party, 10,000,000 shares of the Preferred Series B consistent with the terms of the management service agreement.

On December 7, 2020, the Company issued GG Mars Capital, a related party, 14,459,336 shares of the Preferred Series C consistent with the terms of the agreement.

On December 7, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 2,000,000 shares of the Preferred Series C consistent with the terms of the agreement as a conversion from Common Stock.

On December 7, 2020, the Company issued Star Financial Corporation, a related party, 14,536,666 shares of the Preferred Series C consistent with the terms of the agreement.

On December 7, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 79,000,000 shares of the common stock consistent with the terms of the agreement.

On December 7, 2020, the Company issued GG Mars Capital, Inc., a related party, 10,000,002 shares of the common stock consistent as part of the agreement.

On December 7, 2020, the Company issued Star Financial Corporation, a related party, 10,000,002 shares of the common stock consistent as part of the agreement.

On September 24, 2021, the Company issued Epazz, Inc., a related party, 50,000,000 shares of common stock at $0.01 per share for $500,000 debt, see Notes Payable note.

On January 6, 2022, the Company licensed ZenaTech, Inc. a drone patent for a Robotic Arm in exchange of $661,886 for consideration other than cash. ZenaTech, Inc. issued 3,500,000 shares of $0.05 CAD (Canadian dollar) par value at $0.24 CAD per share, at the exchange rate of

$1.2691 USD to $1 CAD and 7% of any and all sales. ZenaTech, Inc. is a company controlled by Shaun Passley, the Company’s Chief Executive Officer. Ameritek realized the revenue of $661,886 (consideration other than cash) equally from the period January 1 through December 31, 2022. The 7% of revenue share will be realized when the same will be received. As of December 31, 2022, Ameritek realized $661,886 from the sale of the drone patent. The Company is required to file an non-provisional patent for the robotic arm technology. ZenaTech shall have the exclusive right to develop new modules and source code for use worldwide. ZenaTech shall have the exclusive right to market the technology. ZenaTech exclusive right to develop new technology. ZenaTech shall have the right to amend or modify the Licensed Software (and code) as ZenaTech sees fit for any reason and all changes made by ZenaTech shall be owned exclusively by ZenaTech. ZenaTech shall have access to source code of the software programs related to the Licensed Technology. ZenaTech will have the right to sub-license the Licensed Technology to any other entity and may further assign rights to the Licensed Technology to third parties provided such license or assignment does not exceed the scope of the present agreement. This license is perpetual.

For the year ended December 31, 2022, development and support expenses include $666,000 charged by Epazz, Inc. As per the management services agreement between Ameritek Ventures, Inc. and Epazz Inc., Epazz shall charge a 45% markup per month of the total expenses generated. The $666,000 expenses consist of

• Engineering services of $306,000, and

•Software development fees of $360,000.

Expenditure amounting to $438,741 has been incurred by the Company for robotic arm technology which is debited to development and support and general administrative expenditures. This amount has been paid directly to the suppliers for the invoices for Epazz Inc. of $172,037 and of Zena Drone Trading, LLC. for $194,053.

Convertible Notes

Convertible Note 1

On January 1, 2018, Bozki, Inc. (“Boski”) with Telecorp Products, Passley, Inc, ESM Software, Inc, and Epazz, Inc, for Epazz entered an agreement to purchase Bozki for $200,000 payable in a ten-year convertible promissory note bearing the interest rate of 8% per annum, with Bozki selling all shares of its company to Epazz. The principal amount of this Note shall be due and payable on January 1, 2028. The note is convertible into Ameritek’s common stock at 20% discount based on an average closing price of five trading day. To calculate the discount price, if the share price on the conversion day is $1.00, the discounted price of the stock the note can be purchased is $0.80. On November 13, 2020, the company merged with Bozki, Inc. assuming a 10-year, convertible note with Epazz, Inc. of $200,000 and accrued interest of $46,648. Epazz converted $80,000 into 50,000,000 shares of common stock. The total amount due under the promissory note at December 31, 2022 is $200,000 and accrued interest of $79,982. The total number of shares of common stock the note holder could convert is 218,735,938. To arrive at this number, we divided the total amount due of $279,982, by a share price of $0.00128, which represents the $0.0016 share price at a 20% discount rate. Ameritek Ventures, Inc. common stock share price at December 31, 2022 was $0.0016.

Convertible Note 2

On November 27, 2020, the company merged with Bozki, Inc. assuming a 10-year note with Epazz, Inc. of $1,000,000 and accrued interest of $9,078. The principal amount of this Note shall be due and payable on October31, 2030. The note is convertible into Ameritek’s common stock at 20% discount based on an average closing price of five trading day. To calculate the discount price, if the share price on the conversion day is $1.00, the discounted price of the stock the note can be purchased is $0.80. On September 15, 2021, the Company’s management converted $500,000 of this debt into 50,000,000 of the Ameritek common stock and a nine-year note with principal of $572,411 and 8% annual interest, which after 2025 will convert into an amortizing note. The total amount due under the promissory note at December 31, 2022 is $200,000 and accrued interest of $79,982. The total number of shares of common stock the note holder could convert is 493,406,250. To arrive at this number, we divided the total amount due of $279,982, by a share price of $0.00128, which represents the $0.0016 share price at a 20% discount rate. Ameritek Ventures, Inc. common stock share price at December 31, 2022 was $0.0016.

Note 3

On November 27, 2020, the company merged with VW Win Century, Inc. assuming a 15% interest rate per year, non-convertible note with Epazz, Inc. of $250,000 and accrued interest of $183,566. The total amount due under the promissory note at December 31, 2022 is $250,000 principal and $ 262,000 of accrued interest.

Convertible Note 4

On May 13, 2021, the Company entered into a Convertible note agreement with Cloud Builder, Inc. for $185,000 with an option to convert to common stock at a 20% discount to market. On August 5, 2021, Cloud Builder converted the note and the Company issued 30,000,000 shares to Cloud Builder, Inc. in consideration for $185,000 short-term debt and accumulated interest payable.

Options

As of the date of this Information Statement, Ameritek Ventures has not issued any options or equity awards to purchase shares of its common stock, although Ameritek Ventures may do so in the future.

Item 5. Directors and Executive Officers.

MANAGEMENT

Executive Officers and Directors of Ameritek

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company held by each person. Our directors serve a one-year term until their successors are elected and qualified, or until such director’s earlier death, resignation, or removal. Our executive officers are elected annually by our board of directors and serve a one-year term until their successors are elected and qualified, or until such officer’s earlier death, resignation, or removal.

Name	Age	Position	Position(s) Held Since
Shaun Passley, Ph.D	44	President, Chief Executive Officer, Chairman, Sole Director, Chief Financial Officer and Secretary	2020

The members of Ameritek’ board of directors are subject to change from time to time by the vote of the stockholders at special or annual meetings to elect directors. The number of the directors may be fixed from time to time by resolution duly passed by our board, which has fixed the number of our directors at one.

Each director will hold office for the term for which elected and until his successor is elected and qualified or until his earlier death, resignation or removal. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may generally be filled by a majority of the directors then remaining in office. The directors elect officers annually. Otherwise, there are no family relationships among’ directors and officers as Shaun Passley is the sole director.

We may employ additional management personnel, as our board of directors deems necessary. We have not identified or reached an agreement or understanding with any other individuals to serve in management positions, but do not anticipate any problem in employing qualified staff.

A description of the business experience during the past several years for FlexFridge’ directors and executive officer is set forth below.

Shaun Passley, Ph.D is the President, Chief Executive Officer, Chairman of the Board of Directors of the Company, Chief Financial Officer and Secretary. He has over twenty years of experience in the software industry and over ten years of experience running public companies. Dr. Passley has been the president, chief executive officer, chief financial officer, and chairman of the board of directors since 2020. He has also been a director and the CEO of Epazz, Inc. since 2000. Dr. Passley obtained his bachelor’s degree from DePaul University in finance in 2000, his master’s degree from DePaul University in information technology in 2006, his MBA from Benedictine University in 2007, his master’s degree from Northwestern University in product development in 2011, his PhD in Business from Benedictine University in 2014, and masters of law in intellectual property from Northwestern University in 2016. Dr. Passley has public company experience as the CEO for Epazz, Inc. and Ameritek Ventures, Inc., both traded on the OTC Markets Group.

Ameritek Ventures’ principal executive offices are located at 325 N Milwaukee Ave. Suite G1, Wheeling, IL 60090. Our email address is investors@ameritkeventures.com.

Item 6. Executive Compensation.

Summary Compensation Table

The following table sets forth, for the last two fiscal years, the compensation earned for services rendered in all capacities by Ameritek’ chief executive officer, chief financial officer and the other executive officers serving as such at December 31, 2022. The individuals named in the table will be hereinafter referred to as the “Named Officers.”

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Shaun Passley, Ph.D.	2022 & 2021	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards at Fiscal Year-End

The following table provides information for each of Ameritek’ named executive officers as of the end of the last completed fiscal year, December 31, 2022:

								Equity	Equity Incentive Plan
			Equity					Incentive Plan Awards:	Awards: Market or Payout
			Incentive Plan			Number	Market	Number of	Value of Unearned
	Number of	Number of	Awards: Number of Securities			of Shares or Units	Value of Shares or Units	Unearned Shares, Units or	Shares, Units or Other
	Securities	Securities	Underlying			of Stock	of Stock	Other	Rights
	Underlying	Underlying	Unexercised	Option		That	that	Rights	That
	Unexercised	Unexercised	Unearned	Exercise	Option	Have	Have	That	Have Not
	Options (#)	Options (#)	Options	Price	Expiration	Not	Not	Have Not	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	Vested	Vested	Vested	($)
Shaun Passley, Ph.D.	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director Compensation

The following table provides concerning the compensation of Ameritek’ directors as of the end of the last completed fiscal year, December 31, 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards $)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation on Earnings ($)	Total ($)

Shaun Passley, Ph.D.	-0-	-0-	-0-	-0-	-0-	-0-

Employment Agreements

As of the date of this Information Statement, Ameritek does not have any employment agreements with its employees.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Ameritek has had no disagreements with its accountants on accounting and financial disclosure.

CERTAIN TRANSACTIONS

Other than as described herein, none of our directors or executive officers, nor any person who beneficially owns, directly or indirectly, shares carrying more than five percent of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in- laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.

Item 7. Certain Relationships and Related Transactions.

None

Item 8. Legal Proceedings.

Legal Proceedings

There are three pending legal proceedings to which we are a party or in which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or security holder is a party adverse to us or has a material interest adverse to us. Our property is not the subject of any pending legal proceedings.

The three proceedings are:

a)Ameritek Ventures vs Clinton Stokes for recovery of assets, Clinton Stokes failed to provide evidence he own the IP Assets. This case is currently in Nevada court. Custodian has unable to located the IP Assets for optic fiber technology. Custodian determine that agreements between Wesley Poff and Merdian Pacific Holdings prevented Clinton Stokes from owning the IP Assets. The Company’s goals is to cancel Clinton Stokes’s cancels and recover the $100,000 payment and legal fees.

b)Shaun Passley vs. Ameritek Ventures, Inc. for appointing Custodian, Shaun Passley was appointed Custodian and was elected CEO of Ameritek Ventures case is still pending as the judge is still rulling in the Meridian Pacific Case.

c)Merdian Pacific Holding vs Ameritek Ventures, ie promissory notes, Merdian Pacific failure to provide evidence that they wire the funds to Ameritek Ventures. Ameritek Ventures has no records of the funding from the promissory notes.

The flow of the proceedings is as follows:

We were incorporated on December 27, 2010 as ATVROCKN, a Nevada corporation. On June 20, 2017, our corporate name was changed to Ameritek Ventures. Under our original business plan, it was our intention to market a "housing molding" product to place audio equipment and lighting on 4-wheel drive vehicles such as All Terrain Vehicles (“ATV”) and Utility Terrain Vehicles (“UTV”). As we were undercapitalized, this plan did not succeed.

In August 2017, the Company completed its move into a new production and design facility in Roanoke, Virginia. On August 30, 2017, the Company entered into an agreement to acquire fiber optic assets from a former director. However, the assets were never delivered by the former director.

On August 30, 2017, the Company entered into an Asset Purchase Agreement with Clinton L. Stokes, the Company’s current over 10% shareholder, Chief Executive Officer and Principal Executive Officer, whereby 19,770,000 unregistered restricted common shares of stock were approved for issuance by the Board of Directors, along with payment of $100,000, in exchange for fiber optic assets. These assets were never delivered to the company. Documentation shows Mr. Stokes did not own the asset. The company was in Nevada court to cancel these shares.

On November 12, 2020, the Nevada Court ordered, that petitioner Shaun Passley, PhD is appointed custodian of Ameritek Ventures, Inc, (ATVK).

On December 15, 2020, Shaun Passley, PhD. filed a Motion for Declaratory Relief to confirm that the Custodian has authority to cancel the nineteen million seven hundred seventy thousand (19,770,000) shares of the Company common stock held by Mr. Clinton Stokes for the asset purchase agreement entered into on August 30, 2017. The courts also ordered that all claimants and creditors of Ameritek Ventures Inc., shall have thirty (30) days from date of notice (February 10, 2021) to submit under oath, a written proof of claim. Any claimants and creditors of the Company who fail to timely submit Proof of Claim shall be barred from later presenting their claim to the Company. On March 22, 2021, the court denied the motion for declaratory relief due the court belief that this was not the correct procedure for this type of request. Instead, the court set a new court date of April 12, 2021, to set the correct procedures to resolve the cancellation of Mr. Stokes shares.

Concurrently, Meridian Pacific Holding, LLC has filed lawsuit in California over the fiber optics assets and promissory notes. Meridian filed the lawsuit, against Mr. Stokes, Mr. James Wesley Poff, and two other former officers of the Company over the Fiber Optic assets. Based on the lawsuit records, Mr. Stokes could not have legally delivered or transferred the Fiber Optic assets as the asset was encumbered by PPB Engineering Services Inc, which is a company owned by Mr. James Wesley Poff. Although the Company was named as a defendant in the California lawsuit, Meridian Pacific Holding, LLC, submitted their proof of claims in the Nevada court, therefore the Nevada court holds jurisdiction over the matter.

On March 11, 2021, a total of six claimants provided proof a claim totaling $4.5 million in claims and $283,383 in attorney’s fees. Claimant, Nottingham Properties LLC. has agreed to a total payment of $7,200 in exchange for the total extinguishment of $73,739 debt. Claimant, Meridian Pacific Holding, LLC file a proof of claim of $396,350 and attorneys fee claim of $217,635. Meridian presented to the court documentation in the form of a promissory note for $350,000 dated August 21, 2017, signed by Mr. Stokes. However, the Company’s bank statement does not show that the $350,000 was wired or deposited into the Company’s bank account and no liability is found on any financials filed with the SEC. Mr. Clinton Stokes’s lawyer subsequently confirmed that Meridian did not wire the funds.

The previous President/CEO/Chairman, (Clinton L. Stokes III), V.P./Secretary/Treasurer, (Kenneth P. Mayeaux), and Director/Controller, (Jamie Mayeaux), summited a total of $3.8 million in salary claims and $50,000 in attorneys fee claims. Mr. James Wesley Poff filed a proof of claims of $250,000 in salary due from the Company, however Mr. Wesley Poff did not provide the court with supporting documentation of salary due. In addition, when Mr. Wesley Poff filed for bankruptcy in Federal Court, he did not list the claim as an asset.

The Company has disputed these claims by providing the Company’s May 31, 2018, Audited 10-K to the last 10-Q file to the SEC on May 14, 2019. These financial statements prepared and submitted to the SEC by the three prior officer claimants, show zero compensation owed to all four claimants. Subsequently, all officers of the Company resigned with Mr. Stokes being the last to submit his resignation to the SEC on Form 8-K on March 24, 2020.

There are five convertible notes as of from the prior administration which the company is disputing because these loans maybe illegal based on New York law. The custodian filed legal action in Clark County, Nevada court to start discovery on the claim on December 16th, 2020. This claim was dismissed by Clark County, Nevada, court on May 12, 2021.

Ameritek recognized gain on extinguishment of debt of $646,000 related to these convertible notes in 2021.

On January 25, 2023, the Company filed a lawsuit in the Clark County, Nevada, court against Clinton L. Stokes, III, to settle the matter of shares ownership and that of if the asset coming from Fiber Optic Assets was purchased free and clear of any encumberment from Meridian Financial Group, LLC. During March 2023, the Clark County, Nevada Court set the trial date for October 11, 2023.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

Our common stock is not publicly Quoted until the Form 15c211 is cleared by FINRA.

Item 10. Recent Sales of Unregistered Securities.

None

Item 11. Description of Registrant’s Securities to be Registered.

DESCRIPTION OF SECURITIES

The following description of our capital stock, together with any additional information we include in any applicable prospectus supplement or any related free writing prospectus, summarizes the material terms and provisions of our capital stock. For the complete terms of our capital stock, please refer to our certificate of incorporation bylaws that are incorporated by reference into the registration statement of which this prospectus is a part or may be incorporated by reference in this prospectus or any applicable prospectus supplement. The terms of these securities may also be affected by the Delaware General Corporation Law (the “DGCL”). The summary below and that contained in any applicable prospectus supplement or any related free writing prospectus are qualified in their entirety by reference to our certificate of incorporation and bylaws.

General

As of December 31, 2022, there are (a) 514,226,791 shares of our common stock outstanding and (b) 7,488,730 shares of Series A Preferred Stock; 10,000,000 shares of Series B Preferred Stock; 36,888,972 shares of Series C Preferred Stock; 9,083,630 shares of Series D Preferred Stock; and 23,000,000 of Series E Preferred Stock issued and outstanding. In addition, holders of our convertible notes are entitled to convert the notes into common stock.

Common Stock

As of December 31, 2022, the Company has 950,000,000 authorized shares of $0.001 par value, a market price of $0.0016 Common Stock with cusip number 03078H and 111 common stockholders. The Common Stock is quoted on theOTCMarkets.com under ticker symbol ATVK. As of March 2, 2023, there were 514,226,791 shares of our common stock outstanding, of which 219,795,464 are restricted.

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by the Board out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding. In the event of our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all of our debts and other liabilities, subject to the liquidation preferences of any preferred stock then outstanding. Holders of our common stock have no pre-emptive, subscription, redemption, or conversion rights. The rights, preferences, and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock currently outstanding or that we may designate and issue in the future.

A majority of the outstanding voting shares, whether represented in person or by proxy, shall constitute a quorum at a shareholders` meeting. In the absence of a quorum, a majority of the represented shares may adjourn the meeting to another time without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.

Preferred Stock

Cancelation of Old Preferred Series A Class

On November 13, 2020, pursuant to the Bozki Merger Plan, the Company canceled Preferred Series A class converted Preferred Series A class into shall be cancel. Holder of ATVK Preferred Series A shares shall be converted into the Company’s’ Common Stock, for every ten (10) Preferred Series A shares, the holder shall receive one (1) share of ATVK Common Stock. Current issue is 51,627 Preferred Series A will convert into 516,270 common stock.

As of December 31, 2022 and 2021, there were 74,887 and 74,887 shares of old Series A Preferred Stock issued and outstanding. As of the date of this prospectus, our authorized capital stock consists of 950,000,000 shares of common stock, par value $0.01 per share. As of April 3, 2023, there were 514,226,791 shares of our common stock outstanding, of which 219,795,464 are restricted.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value New Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock has no voting rights. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .60 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred A Stock would be able to convert to 6,000 shares of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2022 and 2021, there were 10,000,000 Preferred Stock Series A shares authorized, 7,488,730 issued and outstanding, respectively.

Series B Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series B Preferred Stock. Series B Preferred Stock has liquidation and first position ownership rights on any assets owned by the Company. The Series B Preferred Stock has ten thousand votes per share voting rights and are not entitled to receive dividends. The holders of Series B Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Preferred Shares and a first position in a security interest on any assets of the Company upon default of a loan to the Company, liquidation, or dissolution of the Company. Further, the Company may call these shares at any time provided the holders of the Series B Preferred Stock are paid the amount of monies they paid for their Series B Preferred Stock along with any interest due. Upon the payment of principal and interest to the Series B Preferred Stock shareholders, the shares must be returned to the Company.

These shares are non-convertible into a different class of shares.

As of December 31, 2022 and 2021, there were 10,000,000 Preferred Stock Series B shares authorized, 10,000,000 issued and outstanding, respectively.

Series C Preferred Stock

The Company is authorized to issue 260,000,000 shares of $0.01 par value Series C Preferred Stock, of which 36,888,972 shares are issued and outstanding as of December 31, 2020. The Series C Preferred Stock has no voting rights. The conversion right is three fully paid shares of Common Stock. For example, an owner of convertible 1,000 shares of Preferred C Stock would be able to convert to 3,000 shares of Common Stock. However, the beneficial owner of such Series C Preferred Stock cannot convert their Series C Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2022 and 2021, there were 60,000,000 Preferred Stock Series C shares authorized, 36,888,972 issued and outstanding, respectively.

Series D Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series D Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series D Preferred Stock has no voting rights. Series D Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $1 million based on the Corporation’s audited statement of operations at a rate of 1.5%. At any time and from time-to-time after the issuance of the Series D Preferred Stock, any holder may convert any or all of the shares of Series D Preferred Stock held by such holder at the ratio of .10 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred D Stock would be able to convert to 1,000 shares of Common Stock. However, the beneficial owner of such Series D Preferred Stock cannot convert their Series D Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

As of December 31, 2022 and 2021, there were 10,000,000 Preferred Stock Series D shares authorized, 9,083,630 issued and outstanding, respectively.

Series E Preferred Stock

The Company is authorized to issue 23,000,000 shares of $0.01 par value Series E Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series E Preferred Stock has no voting rights. Series E Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations at a rate of 6%. At any time and from time-to-time after the issuance of the Series E Preferred Stock, any holder may convert any or all of the shares of Series E Preferred Stock held by such holder at the ratio of .15 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred E Stock would be able to convert to 1,500 shares of Common Stock. However, the beneficial owner of such Series E Preferred Stock cannot convert their Series E Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

Options

As of December 31, 2022, Ameritek Ventures has not issued any options or equity awards to purchase shares of its common stock, although Ameritek may do so in the future.

Item 12. Indemnification of Directors and Officers.

Our articles provide to the fullest extent permitted by Nevada law, that our directors or officers shall not be personally liable to the Company or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our articles is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of the Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles are necessary to attract and retain qualified persons as directors and officers.

Nevada corporate law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

Item 13. Financial Statements and Supplementary Data.

The financial statements required to be included in this registration statement appear at the end of the registration statement beginning on page F-1. (see Item 15).

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between us and our accountants on any matter of accounting principles, practices or financial statement disclosure.

Item 15. Financial Statements and Exhibits.

(a)Financial Statements

See the financial statements annexed to this Registration Statement which financial statements are incorporated herein by reference.

(b)Exhibits

See page 102.

A-6, Maharani Bagh New Delhi-110065 Ph.: 011-41626470-71 E-mail : info@bansalco.com Website : www.bansalco.com	BANSAL & CO LLP CHARTERED ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

To the shareholders and the Board of Directors of Ameritek Ventures Inc., Las Vegas, Nevada

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Ameritek Ventures Inc. (the "Company") as of December 31, 2022 and December 31, 2021, the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and December 31, 2021, and the results of its operations and its cash flows for the years ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a Chartered Accountants firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Branches:

Mumbai : Premises No. 7 & 8, Ground Floor, Wing-A. Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026, Mob.: +91 9999668270 Bhopal : Nyaya Sarigat. E-7/119, llnd Floor, Lala Lajpat Rai Society, Arera Colony, Bhopal-462016 (MP) Ph.: 0755-4076725, 2769224/5, Mob.: +91 9425393729 Dehradun : 1st Floor, C-4, Rich Look, Near LIC Building, Haridwar Road, Dehradun, Uttarakhand, Mob. : +91 9811151506

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be commuunicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Surinder K. Bansal

Surinder K. Bansal

M. No. 014301

We have served as the Company's auditor since 2021.

Bansal & Co. LLP,

New Delhi, India

Date: April 1st ,

2023 Place: New

Delhi

AMERITEK VENTURES, INC.

_______________________

Consolidated Financial Statements

Annual Report

For the Years Ended

December 31, 2022 and December 31, 2021

CURRENT INFORMATION REGARDING

AMERITEK VENTURES, INC.

The following information is furnished to assist with "due diligence" compliance. The information is furnished pursuant to Rule 15c2-11 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: The items and attachments generally follow the format set forth in Rule 15c2-11.

AMERITEK VENTURES, INC.

CONSOLIDATED BALANCE SHEETS

	As of	As of
	December 31,	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$751	$28,686
Accounts receivable, net	374,003	254,105
Prepaid expenses	1,519	24,297
Total current assets	376,273	307,088
Property and equipment, net	–	4,133
Long-term assets:
Investment in securities	661,886	–
Patent	250,000	250,000
Product development, net	2,791,472	2,956,209
Total long-term assets	3,703,358	3,206,209
Total assets	$4,079,631	$3,517,430

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$1,191,025	$784,066
Accrued interest and expenses	426,842	309,624
Deferred revenue	386,496	245,372
Short-term debt	21,000	21,000
Total current liabilities	2,025,363	1,360,062
Long-term liabilities:
Long term debts, net of current maturities	1,755,899	2,025,878
Total long-term liabilities	1,755,899	2,025,878

Total liabilities	3,781,262	3,385,940

Stockholders' equity (deficit):
Preferred stock Series A, $0.01 par value, 10,000,000 shares authorized, 7,488,730 issued and outstanding, respectively	74,887	74,887
Preferred stock Series B, $0.01 par value, 10,000,000 shares authorized, 10,000,000 issued and outstanding, respectively	100,000	100,000
Preferred stock Series C, $0.01 par value, 60,000,000 shares authorized, 36,888,972 issued and outstanding, respectively	368,890	368,890
Preferred stock Series D, $0.01 par value, 10,000,000 shares authorized, 9,083,630 issued and outstanding, respectively	90,836	90,836
Preferred stock Series E, $0.01 par value, 23,000,000 shares authorized, 23,000,000 issued and outstanding, respectively	230,000	230,000
Common stock, $0.001 par value, 950,000,000 shares authorized, 514,226,791 issued and outstanding, respectively	514,227	514,227
Additional paid in capital	1,239,878	1,239,878
Accumulated deficit	(2,320,349)	(2,487,228)

Total stockholders' equity	298,369	131,490

Total liabilities and stockholders' equity	$4,079,631	$3,517,430

See accompanying notes to the consolidated financial statements.

For Bansal & Co., LLP	For Ameritek Ventures, Inc.
Chartered Accountants	Approved on behalf of the Board of Directors

/s/ S.K. Bansal	/s/ Shaun Passley
S.K. Bansal	Shaun Passley
Partner	Director
Date:	Date:
Place: New Delhi, India	Place: Chicago, Illinois, United States of America

AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended

December 31, 2022 and December 31, 2021

	For the Years ended
	December 31,	December 31,
	2022	2021
Revenue:
Operating revenue	$1,076,286	$729,602
Other income	661,886	–
Total revenue	1,738,172	729,602

Expenses:
Development and support	902,061	838,221
General and administrative	299,634	263,566
Salaries and wages	11,854	187,094
Depreciation and amortization	204,941	160,555
Total operating expenses	1,498,490	1,449,436

Operating income (loss):	319,682	(719,834

Other income (expense):
Gain on extinguishment of debt	–	874,535
Interest expense	(152,803)	(165,188
Total other income (expense)	(152,803)	709,347

Net income (loss)	$166,879	(10,487)

Net income (loss) per share – basic diluted	$0.00	$0.00

Net income (loss) per share – fully diluted	$0.00	$0.00

Weighted average number of common shares outstanding – basic diluted	514,226,791	514,226,791

Weighted average number of common shares outstanding – fully diluted	514,226,791	514,226,791

See accompanying notes to the consolidated financial statements.

For Bansal & Co. LLP

Chartered Accountants

/s/ S.K. Bansal

S K Bansal

Partner

Date:

Place: New Delhi, India

AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended

December 31, 2022 and December 31, 2021

	For the Years Ended
	December 31,	December 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$166,879	$(10,487)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization and depreciation	204,941	160,555
Sale of patent	(661,886)	–
Gain on debt retirement	–	(874,535)
Decrease (increase) in assets:
Accounts receivable	(119,898)	(146,280)
Prepaid expenses	22,778	28,955
Increase (decrease) in liabilities:
Accounts payable	406,959	574,598
Accrued interest	117,218	118,848
Deferred revenues	141,124	(109,534)
Net cash used in operating activities	278,115	(257,880)

Cash flows from investing activities:
Cash received from merger	–	–
Purchase of Interactive Systems, Inc.	–	(85,502)
Purchase of interlinkONE, Inc.	–	(198,194)
Product development expenditures	(36,071)	–
Net cash provided by (used in) investing activities	(36,701)	(283,696)

Cash flows from financing activities:
Proceeds from issuance of short-term debt	–	185,000
Proceeds from long–term debt	37,000	500,000
Repayment of long-term debts	(306,979)	(139,849)
Net cash provided by financing activities	(269,979)	545,151

Net increase (decrease) in cash	(27,935)	3,575
Cash - beginning	28,686	25,111
Cash - ending	$751	$28,686

Supplemental cash flow disclosure:
Cash paid for interest	$152,803	$165,158
Cash paid for property taxes	$444	$670

Non-cash investing and financing activities:
Conversion of debt and interest to common stock	$–	$666,330
Sale of drone patent for common stock	$661,886	$–

See accompanying notes to the consolidated financial statements.

For Bansal & Co. LLP

Chartered Accountants

/s/ S.K. Bansal

S K Bansal

Partner

Date:

Place: New Delhi, India

 AMERITEK VENTURES, INC.

CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT

AND STOCKHOLDERS' EQUITY

For the Years Ended

December 31, 2022 and December 31, 2021

	Series A		Series B		Series C		Series D		Series E				Additional		Total
	Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Preferred Stock		Common Stock		Paid-in	(Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Equity	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit)	Equity
Balance, December 31, 2020	7,488,730	$74,887	10,000,000	$100,000	36,888,972	$368,890	9,083,630	$90,836	23,000,000	$230,000	434,201,787	$434,202	$653,573	(2,476,741)		$(524,353)
Common stock share adjustment	—	—	—	—	—	—	—	—	—	—	25,004	25	(25)	—		—
Net loss December 31, 2021	—	—	—	—	—	—	—	—	—	—	—	—	—	$(10,487	) $	(10,487)
Shares issued for conversion of debt	—	—	—	—	—	—	—	—	—	—	80,000,000	80,000	586,330	—		586,330
Balance, December 31, 2021	7,488,730	$74,887	10,000,000	$100,000	36,888,972	$368,890	9,083,630	$90,836	23,000,000	$230,000	514,226,791	$514,227	$1,239,878	$(2,487,228)		$131,490
Net income for December 31, 2022	—	—	—	—	—	—	—	—	—	—	—	—	—	$166,879		166,879
Balance, December 31, 2022	7,488,730	$74,887	10,000,000	$100,000	36,888,972	$368,890	9,083,630	$90,836	23,000,000	$230,000	514,226,791	$514,227	$1,239,878	$(2,320,349)		$298,369

See accompanying notes to the consolidated financial statements.

For Bansal & Co. LLP

Chartered Accountants

/s/ S.K. Bansal

S K Bansal

Partner

Date:

Place: New Delhi, India

1.GENERAL ORGANIZATION AND BUSINESS

The Company was organized on December 27, 2010, under the laws of the State of Nevada, as ATVROCKN. On June 20, 2017, the Company changed its corporate name to Ameritek Ventures, Inc (“Ameritek Ventures” or “Ameritek” or the “Company”). Prior to November 2020, Ameritek Ventures was in the business of fiber optics. However, this business vanquished due to the former directors and officers of the Company failing to adequately pursue the business with its day-to-day operations and its shareholders. In late 2020, Shaun Passley, PhD, a shareholder of Ameritek, noticed the business relinquishment and appealed to the State of Nevada Court to become the custodian of the Company. On November 12, 2020, the State of Nevada Court appointed Shaun Passley, PhD custodian of Ameritek Ventures, Inc.

In late October and early November of 2020, Shaun Passley, PhD, as a shareholder and director of both Ameritek and VW Winn Century, Inc. (“VWin”), sought to rehabilitate both the Company and VWin pursuant to the laws of the State of Nevada.

On November 27, 2020, VWin was merged with Ameritek pursuant to an agreement and plan of merger, with Ameritek as the surviving entity.

On November 27, 2020, Bozki, Inc. (“Bozki”), an Illinois company controlled by Shaun Passley, PhD, was merged with Ameritek pursuant to an agreement and plan of merger, with Ameritek as the surviving entity. This merger was accounted for as a stock-for-stock merger as, given that all the acquired company’s assets, liabilities, and ongoing operations were acquired for stock.

On May 14, 2021, Ameritek Ventures, in its effort to increase the company’s presence in the warehouse solutions market, purchased Interactive Systems, Inc., a Massachusetts software company that provides software inventory management.

On May 14, 2021, due to ownership changes and company reorganization, the management of Ameritek decided to delist the company from the Pink Listing of OTCMarkets.com for the general public and refile a new Form S-1 to update the company's current ownership and business status in order to relist it in the OTCMarkets.com Expert Market. On January 6th, 2023, the management decided to withdraw the Form S-1 and file Securities and Exchange Commission (SEC) Form 10 to update the status of the Company and open trading for the general public. On January 20th, 2023, Ameritek filed SEC Form 10. On March 3rd, 2023, Ameritek filed SEC Form 10 Amendment 1.

On October 1st, 2021, Ameritek Ventures purchased interlinkONE, Inc., a Massachusetts company, that provides SaaS cloud-based solutions for warehouse and inventory fulfillment.

During the fourth quarter of 2022, certain historical accounts have been reclassified to comply with their treatment. What was classified as goodwill in 2021 is classified as product development for 2022.

Today, Ameritek Ventures, Inc. is a group of companies that provides various world-class software and hardware products and services beneficial to businesses, organizations, and governments. We manufacture and innovate advanced technological developments in the medical industry, such as the DittoMask high filtration mask and FlexFridge portable medical use mini-fridge. We also develop blockchain technology software programs under WebBeeo and CordTell companies. Furthermore, Ameritek Ventures explores augmented reality technology with Passley, Inc., and Augmum, Inc. Meanwhile, our vertical landing aircraft service from AeroPass, Inc. takes ZenaDrone technology to a higher level with members-only passenger first-class transport across cities. Ecker Capital, LLC, is our Merger and Acquisition division. In the month of December 2022, the Company created a new business, Equock, Inc., with which the Company will develop an electric bicycle with focus on the growing online delivery industry.

2.SUMMARY OF ACCOUNTING PRINCIPLES

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP"). These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Long-lived Assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as follows:

Furniture and fixtures	5 years
Computers and equipment	3-5 years
Website development	3 years
Leasehold improvements	5 years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the useful lives of the assets due to transfer of ownership after the lease term has expired.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments. The Company had debt instruments that required fair value measurement on a recurring basis.

Intangible Assets and Intellectual Property

Intangible assets are amortized using the straight-line method over their estimated period of benefit of five to fifteen years. We evaluate the recoverability of intangible assets periodically and take into consideration events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No material impairments of intangible assets have been identified during any of the periods presented. As of December 31, 2022, and 2021, the Company’s amortization expense on intangible assets totaled $320,264, and $150,435, respectively.

(a)Product Development

During the fourth quarter of 2022, certain historical accounts have been reclassified to comply with their treatment according to ASC. What was classified as goodwill in 2021 is classified as product development for 2022.

(b)Patent

The Company has a US patent 9217598B2 for FlexFridge, a foldable refrigerator, acquired with the Bozki merger. The patent is not being amortized because we have not put it into production yet. However, we will amortize it when it goes into production.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants if related warrants have been granted.

The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Basic and Diluted Net Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Revenue Recognition

The Company designs and sells various software and maintenance programs to business enterprises including, among others, warehouse distribution to printing and battery manufacturing companies, and marketing services to financial services and insurance companies, printing, or advertising companies. Prior to shipment, each software product is tested extensively to meet Company specifications. The software is shipped fully functional via electronic delivery but requires some installation and setup.

Installation is a standard process, outlined in the owner's manual, consisting principally of setup, calibrating, and testing the software. A purchaser of the software could complete the process using the information in the owner's manual, although it would probably take significantly longer than it would take the Company’s technicians to perform the tasks. Although other vendors do not install the Company’s software, they do provide largely interchangeable installation services for a fee. Historically, the Company has never sold the software without installation. Most installations are performed by the Company within 7 to 24 days of shipment and are included in the overall sales price of the software. In addition, the customer must pay for support contracts and training packages, depending on their desired level of service. The Company is the only manufacturer of the software and it only sells software on a standalone basis directly to the end user.

The sales price of the arrangement consists of the software, installation, and training and support services, which the customer is obligated to pay in full upon delivery of the software. In addition, there are no general rights of return involved in these arrangements. Therefore, the software is accounted for as a separate unit of accounting.

The Company does not have vendor-specific objective evidence of selling price for the software because it does not sell the software separately (without installation services and support contracts). In addition, third-party evidence of selling price does not exist as no vendor separately sells the same or largely interchangeable software. Therefore, the Company uses its best estimate of selling price when allocating such arrangement consideration.

In estimating its selling price for the software, the Company considers the cost to produce the software, profit margin for similar arrangements, customer demand, effect of competitors on the Company’s software, and other market constraints. When applying the relative selling price method, the Company uses its best estimate of selling price for the software, and third-party evidence of selling price for the installation. Accordingly, without considering whether any portion of the amount allocable to the software is contingent upon delivery of the other items, the Company allocates the selling price to the software, support, and installation.

The Company doesn’t currently provide product warranties, but if it does in the future it will provide for specific product lines and accrue for estimated future warranty costs in the period in which the revenue is recognized.

Collection Policy

When all collections activities are exhausted and an accounts receivable is deemed uncollected, the company creates a reserve in the allowance for doubtful accounts. Based on management experience, which may involve obtaining a legal opinion on its collectability, the company will then write off the amount uncollectible by reducing the allowance for doubtful accounts.

Deferred Revenue

For each reporting period we prepare a schedule to separate the revenue earned from the deferred revenue and book the deferred amount. Deferred revenue are payments received from customers for products or services that have not been delivered yet.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Year-End

In 2020, the Company changed the year end for financial reporting to December 31 from May 31.

Advertising

Advertising is expensed when incurred. For the years ending December 31, 2022 and December 31, 2021, there were $35,376, and $5,000, spent in advertising.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

3.RESULTS OF OPERATIONS

For the fiscal year ending December 31, 2022, the Company had revenue of $1,738,172, as compared with $729,602 for the same period ending 2021, an increase of $1,008,570. Of this amount, $346,684 was due to software revenue, while $661,886 is other income from the sale of drone technology to ZenaTech, Inc., a related party. Ameritek continues to see improvements due to the integration of Interactive Systems, which results in higher revenues and overall lower general and administrative costs. Ameritek posted a net income of $166,879 for the first time since November 2020 and being under new management.

As of December 31, 2022, the Company had an accumulated deficit of $(2,325,074), and as of December 31, 2021, it was $(2,487,228). As of December 31, 2022, the Company had working capital of $(1,653,815), while as of December 31, 2021, it was $(1,052,975), a difference of $(600,840), with working capital being current assets minus current liabilities. This difference results from the Company’s use of cash to repay long-term debt of $306,979, an increase of about $167,000 compared to 2021, slightly offset by a reduction in salaries of about $175,000.

Management plans to raise equity capital to finance the operating and capital requirements of the Company. Amounts raised will be used to further development of the Company's products, to provide financing for marketing and promotion, to secure additional property and equipment, and for other working capital purposes.

4.FAIR VALUE OF FINANCIAL INSTRUMENTS

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company does not have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 – Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 – Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 – Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

The following schedules summarize the valuation of financial instruments at fair value on a non-recurring basis in the balance sheets as of December 31, 2022, and 2021.

	Fair Value Measurements as of December 31, 2022
	Level 1		Level 2	Level 3
Assets
ZenaTech securities		$–	$661,886		$–
Total assets			661,886
Liabilities
Short-term debt		–	21,000		–
Long-term debt, including current portion		–	1,755,899		–
Total liabilities	$		$(1,776,899)	$

	Fair Value Measurements as of December 31, 2021
	Level 1		Level 2	Level 3
Assets
Total assets		$–	$–		$–
Liabilities
Short-term debt		–	21,000		–
Notes payable, related parties		–	1,022,411		–
Long-term debt		–	1,003,467		–
Total liabilities	$		$(2,046,878)	$

There were no transfers of financial assets or liabilities between Level 1 and Level 2 inputs for the fiscal years ended December 31, 2022, and 2021.

5.PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2022, and 2021:

	December 31, 2022	December 31, 2021
Furniture and fixtures	$7,694	$7,694
Computer and equipment	28,568	28,568
Software	4,200	4,200
Assets held under capital leases	2,783	2,783
Total property and equipment	43,245	43,245
Less: accumulated depreciation	(43,245)	(39,112)
Net property and equipment	$–	$4,133

Accumulated depreciation expenses totaled $43,245, and $39,112 for period ended December 31, 2022, and 2021.

6.MERGERS AND AQUISITIONS

Bozki, Inc., Merger Agreement

On November 13, 2020, the Company closed on a merger with Bozki, Inc. an Illinois corporation (Bozki). This merger was accounted for as a stock-for-stock merger as, given that substantially all of the acquired company’s assets, liabilities and ongoing operations were acquired for stock. The merger plan first required the cancelation of all the current outstanding Preferred Series A class shares. Holders of the Company’s shares received ten (10) Common Stock shares per one (1) share of Preferred Series A Shares. The Company’s total outstanding and issued 51,627 Preferred Series A shares converted into 516,270 Common Stock shares.

Bozki Preferred Series A Stockholder, related parties, received ten (10) of the Company’s Preferred Series A shares for every one (1) Bozki Preferred Series A Share. Based on the converted Bozki Preferred Series A Stock, the Company issued 7,488,730 Preferred Series A Share.

Bozki Preferred Series B Stockholder, related parties, received ten (10) of the Company’s Preferred Series D shares for every one (1) Bozki Preferred Series B Share. Based on the converted Bozki Preferred Series B Stock, the Company issued 9,083,630 shares of Preferred D shares.

Bozki Preferred Series C Stockholder, related parties, received ten (10) of the Company’s Preferred Series C shares for every one (1) Bozki Preferred Series C Share. Based on the converted Bozki Preferred Series C Stock, the Company issued 41,555,640 of Preferred C shares..

Bozki Class A Common Stockholder, related parties, received three (3) of the Company’s Common Stock to for every one (1) Bozki Class A Common Stock. Based on the converted Bozki Common Stock Class A, the Company issued 100,909,587 shares of Common Stock.

Bozki Class B Common Stockholder, related parties, received one (1) of the Company’s Preferred Series E for every one (1) Bozki Class B Common Share. Based on the converted Bozki Class B Common Stock, the Company issued 23,000,000 shares of Preferred Series E shares.

This merger was accounted for as a Stock-for-Stock merger as, given that substantially all of the acquired company’s assets, liabilities and ongoing operations were acquired for stock. The Company recognized $1,551,504 in product development costs as a result of this merger, see table below for calculations.

November 2020
Consideration:
Issue of Preferred Stock Series A	$22,483
Issue of Preferred Stock Series C	124,758
Issue of Preferred Stock Series D	27,271
Issue of Preferred Stock Series E	69,051
Issue of Common Stock	127,449
Total stock consideration given [1]	371,011
Plus, fair value of identifiable liabilities assumed:
Accounts payable	10,807
First convertible notes payable	200,000
Second convertible notes payable	1,000,000
Accrued interest	89,686
Total fair value of liabilities assumed	1,300,493
Less, fair value of identifiable assets assumed:
Product development cost	(120,000)
Total fair value of assets assumed	(120,000)
Consideration paid in excess of fair value (Product development costs2)	$1,551,504
(1) The multiplier for calculation of stock consideration was based on merger documents.
(2) The excess of the net fair value of assets acquired and liabilities assumed from the Bozki merger was assigned to product development costs.

VW WIN Century, Inc., Merger Agreement

At the end of 2020, VW Win Century, Inc., could no longer continue with day-to-day operation and the officers of the Company resigned. Subsequently, Shaun Passley, PhD., a shareholder with controlling interest, took over operations and brokered a merger with Ameritek Ventures, Inc. On November 27, 2020, pursuant to the merger plan, all of VW Win Century, Inc. classes of stock were cancelled, and Ameritek assumed all the VW Win Century’s assets, liabilities, and ongoing operations. There are no other considerations for the merger between Ameritek Ventures, Inc and VWin Century, Inc.

The Company recognized $220,172 in product development costs as a result of this merger, see table below for calculations.

November 2020
Consideration:
No consideration given	$–
Plus, fair value of identifiable liabilities assumed:
Accounts payable	33,683
Convertible notes payable	250,000
Accrued interest	187,500
Total fair value of liabilities assumed	471,183
Less, fair values of identifiable assets assumed:
Fixed assets	(1,011)
Patent	(250,000)
Total fair value of assets assumed	(251,011)
Consideration paid in excess of fair value (Product development costs1)	$220,172
(1) The excess of the net fair value of assets acquired and liabilities assumed from the VW Century merger was assigned to product development costs.

Interactive Systems, Inc. Acquisition

On May 14th, 2021, Ecker Capital, LLC, a subsidiary of the Company, purchased the outstanding stock of Interactive Systems, Inc., a Massachusetts corporation for $675,000 and paid $337,500 cash and issued a 6% amortizing two-year debt for $337,500. The acquisition resulted in $775,761 product development costs, see table below for calculations.

May 2021
Consideration paid:
Total cost	$675,000
Net assets acquired:
Additional paid-in capital	(235,012)
Capital stock	(35,926)
Owners - fractional stock purchase	88,902
Retained earnings at December 31, 2020	352,609
Treasury stock	33,326
Retained earnings January 1, 2021 to May 14, 2021	(103,138)
Total net assets acquired when purchasing Interactive Systems, Inc.	(100,761)
Consideration paid in excess of fair value (Product development costs1)	$775,761
(1) The excess of the net fair value of assets acquired and liabilities assumed from purchase of Interactive Systems, Inc.
was assigned to product development costs.

interlinkONE, Inc. Acquisition

On October 1st, 2021, Ecker Capital, LLC, a subsidiary of the Company, purchased the outstanding stock of interlinkONE, Inc., a Massachusetts corporation for $500,000, and paid $250,000 cash and issued a 6% amortizing two-year debt for $250,000 with interest paid monthly. The acquisition resulted in $446,651 product development costs, see table below for calculations.

October 2021
Consideration paid:
Total cost	$500,000
Net assets acquired:
Cash	(51,806)
Accounts receivable	(36,928)
Fixed assets - net	(5,798)
Lease deposits	(5,800)
Amex - CC	9,353
Deferred revenue	6,646
Accrued interest	167
Note payable	30,816
Total book value	(53,349)
Total net assets acquired when purchasing interlinkONE, Inc.	446,651
Consideration paid in excess of fair value (Product development costs1)	$446,651
(1)The excess of the net fair value of assets acquired and liabilities assumed from purchase of interlinkONE was assigned to product development costs.

7.PRODUCT DEVELOPMENT COSTS

	Total		Total			Total	Net Book
	Costs	Additions	Costs	Amortization	Amortization	Amortization	Value
	12/31/2021	2022	12/31/2021	12/31/2021	2022	12/31/2022	12/31/2022
Bozki	$ 120,000	$ –	$ 120,000	$ –	$ –	$ –	$ 120,000
Bozki	235,660	–	235,660	15,711	15,711	31,421	204,239
Bozki	1,036,016	–	1,036,016	69,068	69,068	138,135	897,881
VW Win	500,000	–	500,000	33,333	33,333	66,667	433,333
Interactive Systems	775,761	–	775,761	32,323	51,717	84,041	691,720
interlinkONE	446,651	–	446,651	7,444	29,777	37,221	409,430
interlinkONE	–	36,071	36,071	–	1,202	1,202	34,869
Total costs	$ 3,114,087	$ 36,071	$ 3,150,159	$ 157,879	$ 200,808	$ 358,687	$ 2,791,471

8.RELATED PARTIES

On November 12, 2020, in consideration of the services provided and to be provided, Ameritek entered into a management agreement with Epazz, Inc., a Wyoming corporation and related party, for a forty-five (45%) percent mark-up per month of the total expenses generated with a minimum annual fee of $350,000. Epazz, Inc. is a company controlled by Shaun Passley, Ameritek Ventures’ Chief Executive Officer. Ameritek shall pay the minimum fee via a convertible promissory note. Ameritek also issued 10,000,000 Preferred Series B, voting control shares to Epazz, Inc, as an engagement fee, consistent with the terms of the agreement.

On November 13, 2020, the Company closed on a merger with Bozki, Inc., an Illinois corporation (“Bozki”), a company controlled by Shaun Passley, PhD. This merger was accounted for as a stock-for-stock merger as, given that substantially all the acquired company’s assets, liabilities and ongoing operations were acquired for stock. The merger plan first required the cancelation of all the current outstanding Preferred Series A class shares. Holders of the Company’s shares received ten (10) Common Stock shares per one (1) share of Preferred Series A Shares. The Company’s total outstanding and issued 51,627 Preferred Series A shares converted into 516,270 Common Stock shares.

Bozki Preferred Series A Stockholder, related parties, received ten (10) of the Company’s Preferred Series A shares for every one (1) Bozki Preferred Series A Share. Based on the converted Bozki Preferred Series A Stock, the Company issued 7,488,730 Preferred Series A Share.

Bozki Preferred Series B Stockholder, related parties, received ten (10) of the Company’s Preferred D shares for every one (1) Bozki Preferred Series B Share. Based on the converted Bozki Preferred Series B Stock, the Company issued 9,083,630 shares of Preferred D shares.

Bozki Preferred Series C Stockholder, related parties, received ten (10) of the Company’s Preferred Series C shares for every one (1) Bozki Preferred Series C Share. Based on the converted Bozki Preferred Series C Stock, the Company issued 41,555,640 shares of Preferred Series C Stock.

Bozki Class A Common Stockholder, related parties, received three (3) of the Company’s Common Stock to for every one (1) Bozki Class A Common Stock. Based on the converted Bozki Common Stock Class A, the Company issued 100,909,587 shares of Common Stock.

Bozki Class B Common Stockholder, related parties, received one (1) of the Company’s Preferred Series E for every one (1) Bozki Class B Common Share. Based on the converted Bozki Class B Common Stock, the Company issued 23,000,000 shares of Preferred Series E shares.

On November 13, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 98,457 shares of the common stock consistent as part of the merger with Ameritek Ventures.

On November 13, 2020, the Company issued GG Mars Capital, Inc., a related party, 8,103,636 shares of the common stock consistent as part of the merger with Ameritek Ventures.

On November 13, 2020, the Company issued Star Financial Corporation, a related party, 8,106,003 shares of the common stock consistent as part of the merger with Ameritek Ventures.

On November 13, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 7,478,730 shares of the Preferred Series A consistent with the terms of the management service agreement.

On November 13, 2020, the Company issued Craig Passley, a related party, 4,800,000 shares of the Preferred Series C consistent with the terms of the agreement.

On November 13, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 23,000,000 shares of the Preferred Series E consistent with the terms of the agreement.

On November 13, 2020, the Company issued GG Mars Capital, Inc., a related party, 3,887,540 Preferred Series D consistent with the terms of the agreement.

On November 13, 2020, the Company issued Craig Passley, a related party, 1,043,580 Preferred Series D into consistent with the terms of the agreement.

On November 13, 2020, the Company issued Star Financial Corporation, a related party, 3,904,350 Preferred Series D into consistent with the terms of the agreement.

At the end of 2020, VW Win Century, Inc., could no longer continue with day-to-day operation and the officers of the Company resigned. Subsequently, Shaun Passley, PhD., a shareholder with controlling interest, took over operations and brokered a merger with Ameritek Ventures, Inc. On November 27, 2020, pursuant to the merger plan, all of VW Win Century, Inc. classes of stock were cancelled, and Ameritek assumed all the VW Win Century’s assets, liabilities, and ongoing operations. There are no other considerations for the merger between Ameritek Ventures, Inc and VWin Century, Inc.

On November 17, 2020, the Company issued Epazz, Inc., a related party, 10,000,000 shares of the Preferred Series B consistent with the terms of the management service agreement.

On December 7, 2020, the Company issued GG Mars Capital, a related party, 14,459,336 shares of the Preferred Series C consistent with the terms of the agreement.

On December 7, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 2,000,000 shares of the Preferred Series C consistent with the terms of the agreement as a conversion from Common Stock.

On December 7, 2020, the Company issued Star Financial Corporation, a related party, 14,536,666 shares of the Preferred Series C consistent with the terms of the agreement.

On December 7, 2020, the Company issued Shaun Passley, PhD, the Chief Executive Officer, 79,000,000 shares of the common stock consistent with the terms of the agreement.

On December 7, 2020, the Company issued GG Mars Capital, Inc., a related party, 10,000,002 shares of the common stock consistent as part of the agreement.

On December 7, 2020, the Company issued Star Financial Corporation, a related party, 10,000,002 shares of the common stock consistent as part of the agreement.

On September 24, 2021, the Company issued Epazz, Inc., a related party, 50,000,000 shares of common stock at $0.01 per share for $500,000 debt, see Notes Payable note.

On January 6, 2022, the Company sold ZenaTech, Inc. a drone patent for a Robotic Arm in exchange of $661,886 for consideration other than cash. ZenaTech, Inc. has issued 3,500,000 shares of $0.05 CAD (Canadian dollar) par value at $0.24 CAD per share, at the exchange rate of $1.2691 USD to $1 CAD. ZenaTech, Inc. is a company controlled by Shaun Passley, the Company’s Chief Executive Officer.

For the year ended December 31, 2022, the development and support expenses include $666,000 charged by Epazz, Inc. As per the management services agreement between Ameritek Ventures, Inc. and Epazz Inc., Epazz shall charge a 45% markup per month of the total expenses generated. The $666,000 expenses consist of

•Engineering services of $306,000, and

•Software development fees of $360,000.

Expenditure amounting to $438,741 has been incurred by the Company for robotic arm technology which is debited to development and support and general administrative expenditures. This amount has been paid directly to the suppliers for the invoices for Epazz Inc. of $172,037 and of Zena Drone Trading, LLC. for $194,053.

9.STOCKHOLDER’S EQUITY AND CONTRIBUTED CAPITAL

Cancelation of Old Preferred Series A Class

On November 13, 2020, pursuant to the Bozki Merger Plan, the Company canceled Preferred Series A class converted Preferred Series A class into shall be cancel. Holder of ATVK Preferred Series A shares shall be converted into the Company’s’ Common Stock, for every one (1) Preferred Series A shares, the holder was to receive ten (10) shares of Ameritek Ventures Common Stock. On November 13, 2020, 51,627 Preferred Series A converted into 516,270 shares of common stock.

Series A Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value New Series A Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series A Preferred Stock has no voting rights. Series A Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations. At any time and from time-to-time after the issuance of the Series A Preferred Stock, any holder may convert any or all of the shares of Series A Preferred Stock held by such holder at the ratio of .60 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred A Stock would be able to convert to 6,000 shares of Common Stock. However, the beneficial owner of such Series A Preferred Stock cannot convert their Series A Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

There were 10,000,000 Preferred Stock Series A shares authorized, 7,488,730 issued and outstanding, as of December 31, 2022. There were 10,000,000 Preferred Stock Series A shares authorized, 7,488,730 issued and outstanding, as of December 31, 2021.

Series B Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series B Preferred Stock. Series B Preferred Stock has liquidation and first position ownership rights on any assets owned by the Company. The Series B Preferred Stock has ten thousand votes per share voting rights and are not entitled to receive dividends. The holders of Series B Preferred Stock shall be entitled to interest payments on monies paid or loaned to the corporation for their Series B Preferred Shares and a first position in a security interest on any assets of the Company upon default of a loan to the Company, liquidation, or dissolution of the Company. Further, the Company may call these shares at any time provided the holders of the Series B Preferred Stock are paid the monies they paid for their Series B Preferred Stock along with any interest due. Upon the payment of principal and interest to the Series B Preferred Stock shareholders, the shares must be returned to the Company. These shares are non-convertible into a different class of shares.

There were 10,000,000 Preferred Stock Series B shares authorized, 10,000,000 issued and outstanding, as of December 31, 2022. There were 10,000,000 Preferred Stock Series B shares authorized, 10,000,000 issued and outstanding, as of December 31, 2021.

Series C Preferred Stock

The Company is authorized to issue 60,000,000 shares of $0.01 par value Series C Preferred Stock. The Series C Preferred Stock has no voting rights. The conversion right is one to three fully paid shares of Common Stock. For example, an owner of convertible 1,000 shares of Preferred C Stock would be able to convert to 3,000 shares of Common Stock. However, the beneficial owner of such Series C Preferred Stock cannot convert their Series C Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

There were 60,000,000 Preferred Stock Series C shares authorized, 36,888,972, issued and outstanding, as of December 31, 2022. There were 60,000,000 Preferred Stock Series C shares authorized, 36,888,972, issued and outstanding, as of December 31, 2021.

Series D Preferred Stock

The Company is authorized to issue 10,000,000 shares of $0.01 par value Series D Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series D Preferred Stock has no voting rights. Series D Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $1 million based on the Corporation’s audited statement of operations at a rate of 1.5%. At any time and from time-to-time after the issuance of the Series D Preferred Stock, any holder may convert any or all of the shares of Series D Preferred Stock held by such holder at the ratio of .10 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred D Stock would be able to convert to 1,000 shares of Common Stock. However, the beneficial owner of such Series D Preferred Stock cannot convert their Series D Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

There were 10,000,000 Preferred Stock Series D shares authorized, and 9,083,630 issued and outstanding, as of December 31, 2022. There were 10,000,000 Preferred Stock Series D shares authorized, and 9,083,630 issued and outstanding, as of December 31, 2021.

Series E Preferred Stock

The Company is authorized to issue 23,000,000 shares of $0.01 par value Series E Preferred Stock. Liquidation Preference is equal to $0.01 per share. Series E Preferred Stock has no voting rights. Series E Preferred Stock shall be entitled to receive dividends once the Company has generated net income of over $2 million based on the Corporation’s audited statement of operations at a rate of 6%. At any time and from time-to-time after the issuance of the Series E Preferred Stock, any holder may convert any or all of the shares of Series E Preferred Stock held by such holder at the ratio of .15 of Common Stock. For example, an owner of convertible 10,000 shares of Preferred E Stock would be able to convert to 1,500 shares of Common Stock. However, the beneficial owner of such Series E Preferred Stock cannot convert their Series E Preferred stock where they will beneficially own in excess of 9.99% of the shares of the Common Stock.

There were 23,000,000 Preferred Stock Series E shares authorized, 23,000,000 issued and outstanding as of December 31, 2022. There were 23,000,000 Preferred Stock Series E shares authorized, 23,000,000 issued and outstanding as of December 31, 2021.

Common Stock

Ameritek has 950,000,000 authorized shares of $0.001 par value Common Stock with cusip number 03078H. The Common Stock is quoted on www.theOTCMarkets.com under ticker symbol ATVK with limited trading. At December 31, 2022, the common stock share price closed at $0.0016 per share and the Company had 111 shareholders.

There were 950,000,000 shares of common stock authorized, 514,226,791 issued and outstanding as of December 31, 2022. There were 750,000,000 shares of common stock authorized, 514,226,791 issued and outstanding as of December 31, 2021.

10.ACCRUED EXPENSES

Advances

Gain on extinguishment of debt booked of $123,039 in 2021, which resulted from the total outstanding liability of advances from the Company’s previous Principal Financial Officer at December 31, 2020. Contingent liabilities as per the court order and proof of the claim have been submitted by creditors. The previous Principal Financial Officer did not submit a proof of claims for this liability. Following this court procedure, the previous Principal Officer is barred from presenting this claim to the Company in the future, and Ameritek recognized this gain.

Liabilities

Prior to November 2020, Ameritek was in the business of fiber optics. However, this business vanquished due to the former directors and officers of the Company failing to adequately pursue the business, day to day operations, and shareholders. Shaun Passley, PhD, a shareholder of the Company, noticed this relinquishment, and petitioned the State of Nevada to take ownership of the Company.

On November 12, 2020, the Clark County, Nevada, Court appointed petitioner Shaun Passley, PhD custodian of Ameritek Ventures, Inc, (ATVK).

In late October and early November of 2020, Shaun Passley, PhD., as a shareholder and director of both the Ameritek and VW Winn Century, Inc. (“VWin”), sought to rehabilitate both the Company and VWin pursuant to the laws of the State of Nevada.

On December 15, 2020, Shaun Passley, PhD. filed a Motion for Declaratory Relief to confirm that the Custodian has authority to cancel the nineteen million seven hundred seventy thousand (19,770,000) shares of the Company common stock held by Mr. Clinton Stokes for the asset purchase agreement entered into on August 30, 2017. The courts also ordered that all claimants and creditors of Ameritek Ventures Inc., shall have thirty (30) days from date of notice (February 10, 2021) to submit under oath, written proof of claim. Any claimants and creditors of the Company who fail to timely submit Proof of Claim shall be barred from presenting their claim to the Company later. On March 22, 2021, the court denied the motion for declaratory relief due the court belief that this was not the correct procedure for this type of request. Instead, the court set a new court date of April 12, 2021, to set the correct procedures to resolve the cancellation of Mr. Stokes shares. As of December 31, 2022, this matter has not been settled. There was a new court date set for October 2023.

Concurrently, Meridian Pacific Holding, LLC, filed lawsuit in California over the fiber optics assets and promissory notes. Meridian filed the lawsuit against Mr. Stokes, Mr. James Wesley Poff, and two other former officers of the Company over the Fiber Optic assets. Based on the lawsuit records, Mr. Stokes could not have legally delivered or transferred the Fiber Optic assets as the asset was encumbered by PPB Engineering Services Inc, which is a company owned by Mr. James Wesley Poff. Although the Company was named as a defendant in the California lawsuit, Meridian Pacific Holding, LLC, submitted their proof of claims in the Nevada court, therefore the Nevada court holds jurisdiction over the matter.

On March 11, 2021, a total of six claimants provided proof a claim totaling $4.5 million in claims and $283,383 in attorney’s fees. Claimant, Nottingham Properties LLC. has agreed to a total payment of $7,200 in exchange for the total extinguishment of $73,739 of debt. Claimant, Meridian Pacific Holding, LLC filed a proof of claim of $396,350 and attorneys fee claim of $217,635. Meridian presented to the court documentation in the form of a promissory note for $350,000 dated August 21, 2017, signed by Mr. Stokes. However, the Company’s bank statement does not show that the $350,000 was wired or deposited into the Company’s bank account and no liability was found on any financials filed with the SEC. Mr. Clinton Stokes’s lawyer subsequently confirmed that Meridian did not wire the funds.

The previous President/CEO/Chairman, (Clinton L. Stokes III), V.P./Secretary/Treasurer, (Kenneth P. Mayeaux), and Director/Controller, (Jamie Mayeaux), summited a total of $3.8 million in salary claims and $50,000 in attorneys fee claims. Mr. James Wesley Poff filed a proof of claims of $250,000 in salary due from the Company, however Mr. Wesley Poff did not provide the court with supporting documentation of salary due. In addition, when Mr. Wesley Poff filed for bankruptcy in Federal Court, he did not list the claim as an asset.

The Company has disputed these claims by providing the Company’s May 31, 2018, Audited 10-K to the last 10-Q file to the SEC on May 14, 2019. These financial statements prepared and submitted to the SEC by the four prior officer claimants show zero compensation owed to all four claimants. Subsequently, all officers of the Company resigned with Mr. Stokes being the last to submit his resignation to the SEC on Form 8-K on March 24, 2020.

There were five convertible notes from the prior administration which the Company disputed because these loans maybe illegal based on New York law. The custodian filed legal action in the court of Clark County, Nevada, to start discovery on the claim on December 16th, 2020. The court of Clark County, Nevada, dismissed the claim on May 12, 2021.

In 2021, Ameritek recognized the remaining 2019 liability of $646,776, which includes two convertible notes payable totaling $207,990, with accrued interest, and attached, expired and invalidated associated warrants.

On January 25, 2023, the Company filed a lawsuit in the Clark County, Nevada, court against Clinton L. Stokes, III, to settle the matter of shares ownership and that of if the asset coming from Fiber Optic Assets was purchased free and clear of any encumberment from Meridian Financial Group, LLC. During March 2023, the Clark County, Nevada Court judge delayed the trial until October 2023.

Bansal & Co. LLP served as our principal independent public accountant for reporting fiscal year ended December 31, 2022.

11.NOTES PAYABLE, RELATED PARTIES

Convertible Note 1:

On July 31, 2017, the Company entered into a convertible note agreement in which the Company received $65,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $70,200 on the maturity date of April 31, 2018. This note accumulates interest at a rate of 8% from the original issue date through the maturity date. At any time while there is an outstanding balance, the note may be converted at a conversion price for the principal and interest in connection with voluntary conversions by the holder shall be 75% multiplied by the market price, representing a discount rate of 25%. The note also provides for warrants of up to 208,000 shares of common stock which may be exercised any time from the issuance date of July 31, 2017 (initial exercise date) until July 31, 2022 (termination date). The exercise price of this warrant is $1.35. Further, if at any time after the initial exercise date, there is no effective registration statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant may be exercised at the holder’s election, in whole or in part, at such times by means of a cashless exercise in which the holder shall be entitled to receive a number of warrant shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the VWAP on the trading day immediately preceding the date on which the holder elects to exercise the warrant; (B) equals the exercise price of the warrant; and (X) equals the number of warrant shares that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise. Regardless, on the termination date if there is no effective Registration Statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant shall be automatically exercised via cashless exercise. Failure of the Company to issue shares in a timely manner will result in a late issuance penalty of $10 per trading day, increasing to $20 per trading day after the fifth trading day, for each $1,000 of exercise price of the warrant shares. In the event of default, the outstanding amount due on the note will be adjusted to the mandatory default amount which is the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of this Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this note. Also, as a result of default, interest on this note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The total amount due under the convertible promissory note at December 31, 2018 was $55,940. During 2018, the convertible note agreement holder converted $28,300 of principle and $11,337 of accrued interest into 499,838 shares of the Company's common stock. During 2019, the convertible note agreement holder converted $55,940 of principal and $8,834 of accrued interest into 44,357,682 shares of the Company's common stock. This loan has been paid off as of January 1, 2020. The company is disputing this loan because the loan may be illegal based on New York law. The custodian filed legal action in the court of Clark County, Nevada, to start discovery on the claim on December 16th, 2020. The court of Clark County, Nevada, dismissed the claim on May 12, 2021. Gain on extinguishment of debt was booked in 2021 related to this note.

Convertible Note 2:

On August 25, 2017, the Company entered into a convertible note agreement in which the Company received $64,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $69,120 on the maturity date of August 25, 2018.

This note accumulates interest at a rate of 8% from the original issue date through the maturity date. At any time while there is an outstanding balance, the note may be converted at a conversion price for the principal and interest in connection with voluntary conversions by the holder shall be 75% multiplied by the market price, representing a discount rate of 25%. The note also provides for warrants of up to 204,800 shares of common stock which may be exercised any time from the issuance date of August 25, 2017 (initial exercise date) until August 25, 2022 (termination date). The exercise price of this warrant is $1.35. Further, if at any time after the initial exercise date, there is no effective registration statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant may be exercised at the holder’s election, in whole or in part, at such times by means of a cashless exercise in which the holder shall be entitled to receive a number of warrant shares equal to the quotient obtained by dividing [(A-B)(X)] by (A), where (A) equals the VWAP on the trading day immediately preceding the date on which the holder elects to exercise the warrant; (B) equals the exercise price of the warrant; and (X) equals the number of warrant shares that would be issuable upon exercise of the warrant if such exercise were by means of a cash exercise rather than a cashless exercise. Regardless, on the termination date if there is no effective Registration Statement registering the warrant shares, or no current prospectus available for the resale of the warrant shares by the holder, then the warrant shall be automatically exercised via cashless exercise. Failure of the Company to issue shares in a timely manner will result in a late issuance penalty of $10 per trading day, increasing to $20 per trading day after the fifth trading day, for each $1,000 of exercise price of the warrant shares. In the event of default, the outstanding amount due on the note will be adjusted to the mandatory default amount which is the sum of (a) the greater of (i) the outstanding principal amount of this Note divided by the Conversion Price on the date the Mandatory Default Amount is either (A) demanded (if demand or notice is required to create an Event of Default), (B) otherwise due, or (C) paid in full, whichever is lowest, multiplied by the VWAP on the date the Mandatory Default Amount is either (x) demanded, (y) due, or (z) paid in full, whichever is highest, or (ii) 120% of the outstanding principal amount of this Note plus (b) all other amounts, costs, expenses and liquidated damages due in respect of this note. Also, as a result of default, interest on this note shall accrue at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law.

The total amount due under the convertible promissory note at December 31, 2022, and December 31, 2021 was $55,990, and $55,990, respectively. During 2020 the convertible note agreement holder converted $11,609 into 28,833,333 shares of the Company's common stock. Contingent liabilities as per the court order, proof of the claim have been submitted by the creditors. This creditor did not submit claim and therefore failed to timely submit proof claim and is barred from later presenting their claim to the Company. The company is disputing this loan because the loan may be illegal based on New York law. The custodian filed legal action in the court of Clark County, Nevada, to start discovery on the claim on December 16th, 2020. The court of Clark County, Nevada, dismissed the claim on May 12, 2021. Gain on extinguishment of debt was booked in 2021 related to this note.

Convertible Note 3:

On March 12, 2018, the Company entered into a convertible note agreement in which the Company received $103,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $115,360 on the maturity date of March 12, 2019. This note accumulates interest at a rate of 12% from the original issue date through the maturity date or in the event of default the note will accumulate interest at a rate of 22%. From time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note and ending on the later of: (i) the Maturity Date and (ii) the date of the payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such common stock exists on the issue Date, or any shares of capital stock or other securities of the borrower into which such Common stock shall hereafter be changed or reclassified at the conversion price determined as provided. The Conversion Price shall equal the Variable Conversion Price (subject to equitable adjustments by the Borrower relating to the Borrower’s securities). The Variable Conversion Price shall mean 61% multiplied by the Market Price, representing a 39% discount rate. Market Price means the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete

Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”). The Borrower is required at all times to have authorized and reserved eight times the number of shares that would be issuable upon full conversion of the Note in effect from time to time, initially 2,214,458 (the “Reserved Amount”).

The total amount due under the convertible promissory note at December 31, 2018 was $95,000. During 2018 the convertible note agreement holder converted $8,000 into 655,738 shares of the Company's common stock. During 2019 the convertible note agreement holder converted $146,500 into 51,167,078 shares of the Company's common stock. This loan has been paid off as January 1, 2020. The company is disputing this loan because the loan may be illegal based on New York law. The custodian filed legal action in the court of Clark County, Nevada, to start discovery on the claim on December 16th, 2020. The court of Clark County, Nevada, dismissed the claim on May 12, 2021. Gain on extinguishment of debt was booked in 2021 related to this note.

Convertible Note 4:

On April 27, 2018, the Company entered into a convertible note agreement in which the Company received $68,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $76,160 on the maturity date of April 27, 2019. This note accumulates interest at a rate of 12% from the original issue date through the maturity date or in the event of default the note will accumulate interest at a rate of 22%. From time to time, and at any time during the period beginning on the date which is one hundred eighty (180) days following the date of the Note and ending on the later of: (i) the Maturity Date and (ii) the date of the payment of the Default Amount, each in respect of the remaining outstanding principal amount of this Note to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non-assessable shares of Common Stock, as such common stock exists on the issue Date, or any shares of capital stock or other securities of the borrower into which such Common stock shall hereafter be changed or reclassified at the conversion price determined as provided.

The Conversion Price shall equal the Variable Conversion Price (subject to equitable adjustments by the Borrower relating to the Borrower’s securities). The Variable Conversion Price shall mean 61% multiplied by the Market Price, representing a 39% discount rate. Market Price means the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. Trading Price means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”). The Borrower is required at all times to have authorized and reserved eight times the number of shares that would be issuable upon full conversion of the Note in effect from time to time, initially 1,350,820 (the “Reserved Amount”).

The total amount due under the convertible promissory note at December 31, 2018 was $68,000. During 2018, none of the convertible note was converted. During 2019, the convertible note agreement holder converted $102,000 into 102,000,518 shares of the Company's common stock. This loan has been paid off as January 1, 2020. The company is disputing this loan because the loan maybe illegal based on New York law. The custodian filed legal action in the court of Clark County, Nevada, to start discovery on the claim on December 16th, 2020. The court of Clark County, Nevada, dismissed the claim on May 12, 2021. Gain on extinguishment of debt was booked in 2021 related to this note.

Convertible Note 5:

On May 10, 2018, the Company entered into a convertible note agreement in which the Company received $160,000 of proceeds and the Company is required to make a balloon payment of principal and accrued interest of $181,500 on the maturity date of May 10, 2019. This note accumulates interest at a rate of 10% from the original issue date through the maturity date. The Holder of this Note is entitled, at its option, at any time after 6 months and full cash payment, to convert all or any amount of the principal face amount of this Note then outstanding into shares of the company’s common stock at a Conversion Price for each share of Common Stock equal to 57% of the lowest trading price of the Common Stock as reported on the National Quotations Bureau OTC market exchange which the Company’s shares are traded or any exchange upon which the Common Stock may be traded in the future, for the 20 prior trading days including the day upon which a Notice of Conversion is received by the Company. The Company shall reserve 1,536,000 shares of its Common Stock for conversions under this Note, (the “Share Reserve”). This note was secured by the pledge of the $165,000 10% convertible promissory note issued to the Company by the lender. The Company may exchange this collateral for other collateral with an appraised value of at least $160,000, by providing 3 days prior written notice to the lender.

During the fiscal years 2020 and 2021, none of the note was converted to shares of the Company's common stock. The total amount due under the convertible promissory note at December 31, 2022, and 2021, was $152,000, respectively. Contingent liabilities as per the court order, proof of the claim have been submitted by the creditors. This creditor did not submit claim and therefore failed to timely submit proof claim and is barred from later presenting their claim to the Company. The company is disputing this loan because the loan may be illegal based on New York law. The custodian filed legal action in the court of Clark County, Nevada, to start discovery on the claim on December 16th, 2020. The court of Clark County, Nevada, dismissed the claim on May 12, 2021.

Gain on extinguishment of debt of $646,000 related to convertible notes 1, 2, 3, 4 and 5 was booked in 2021.

Assumption of $200,000 convertible note from Bozki merger

On November 13, 2020, the company merged with Bozki, Inc. assuming a 10-year, convertible note with Epazz, Inc. of $200,000 and accrued interest of $46,648.

FOR VALUE RECEIVED, the undersigned, Bozki, Inc., an Illinois corporation, ("Maker") hereby promises to pay to the order of Epazz, Inc. ("Payee"), the principal sum of two hundred dollars ($200,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) has an effective date of January 1, 2018. Payee will forever forgive and discharge any difference between the outstanding balance of the fees owed to Payee by Maker as of the effective date of this Note and the principal amount of this Note upon repayment of this Note in its entirety. 1. Interest on the unpaid balance of this Note shall bear interest at the rate of eight percent (8%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. The promissory note shall provide for one hundred twenty (120) equal monthly payments commencing one hundred twenty (120) days after April 1, 2018. Payee will have an option to deferred 36 monthly payments. The payee will need to provide written notice of how many payments it wishes to defer. The deferred payment(s) will have an interest rate of 10%. Deferred payments will be added to the remaining payments. All past-due principal and interest (which failure to pay such amounts after a five (5) day cure period, shall be defined herein as an “Event of Default”) shall bear interest at the rate of twelve percent (12%) per annum until paid in full (the “Default Interest Rate”), with it being understood that Maker shall have an additional fifteen-day cure periods during the term of the Note before an Event of Default occurs. Upon an Event of Default, Payee may declare the entire amount of this Note due and payable and shall be able to take whatever action available to it in law or equity to enforce its rights to collect an additional $1,000 as liquidated damages in addition to the amounts owed pursuant to this Note. Interest will be computed on the basis of a 360-day year. 2. The principal amount of this Note shall be due and payable on January 1, 2028 (the “Maturity Date”). 3. Convertible into Common Stock of the Maker at 20% discount based on an average closing price of five trading day. To calculate the discount price, if the share price on the conversion day is $1.00, the discounted price of the stock the note can be purchased is $0.80. The Payee shall provide a conversion notice. 4. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. 5. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day.6. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns.  Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests, or obligations to this Note without the prior written approval of Maker. 7. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places, and rates, and in the coin or currency, herein prescribed. 8. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default.

9. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. 10. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment. If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received, or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law. 11. Except as provided herein, Maker and any sureties, guarantors, and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees. 12. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes. 13. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

The total amount due under the promissory note at December 31, 2022 is $200,000 and accrued interest of $79,982. The total number of shares of common stock the note holder could convert is 17,498,875. To arrive at this number, we divided the total amount due of $279,982, by a share price of $0.0128, which represents the $0.016 share price at a 20% discount rate. Ameritek Ventures, Inc. common stock share price at December 31, 2022 was $0.016.

Assumption of $1,000,000 convertible note from Bozki merger and Conversion to $500,000 convertible note

On November 27, 2020, the company merged with VW Win Century, Inc. assuming a 10 year note with Epazz, Inc. of $1,000,000 and accrued interest of $9,078. On September 15, 2021, the Company’s management converted $500,000 of this debt into Ameritek common stock and a nine-year note with principal of $572,411 and 8% annual interest that after 2025 will convert into an amortizing note.

FOR VALUE RECEIVED, the undersigned, Bozki, Inc.., an Illinois corporation, ("Maker") hereby promises to pay to the order of Epazz, Inc. ("Payee"), the principal sum of one million dollars ($1,000,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) has an effective date of October 20, 2020. Payee will forever forgive and discharge any difference between the outstanding balance of the fees owed to Payee by Maker as of the effective date of this Note and the principal amount of this Note upon repayment of this Note in its entirety.1. Interest on the unpaid balance of this Note shall bear interest at the rate of eight percent (8%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. The promissory note shall provide for one hundred twenty (120) equal monthly payments commencing one hundred twenty (120) days after February 20, 2021. Payee will have an option to deferred 36 monthly payments. The payee will need to provide written notice of how many payments it wishes to deferred. The deferred payment(s)will have an interest rate of 10%. Deferred payments will be added to the remaining payments. All past-due principal and interest (which failure to pay such amounts after a five (5) day cure period, shall be defined herein as an “Event of Default”) shall bear interest at the rate of twelve percent (12%) per annum until paid in full (the “Default Interest Rate”), with it being understood that Maker shall have an additional fifteen-day cure periods during the term of the Note before an Event of Default occurs. Upon an Event of Default, Payee may declare the entire amount of this Note due and payable and shall be able to take whatever action available to it in law or equity to enforce its rights to collect an additional $1,000 as liquidated damages in addition to the amounts owed pursuant to this Note. Interest will be computed on the basis of a 360-day year. 2. The principal amount of this Note shall be due and payable on October31, 2030 (the “Maturity Date”). 3. Convertible into Common Stock of the Maker at 20% discount based on an average closing price of five trading day. To calculate the discount price, if the share price on the conversion day is $1.00, the discounted price of the stock the note can be purchased is $0.80. The Payee shall provide a conversion notice. 4. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. 5. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or any other day on which national banks are not open for business, such payment shall be made on the next succeeding Business day. 6. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests, or obligations to this Note without the prior written approval of Maker. 7. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on This Note at the times, places, and rates, and in the coin or currency, herein prescribed. 8. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and Effect its corporate existence, rights, and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default.

9. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. 10. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment.  If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received, or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term "Maximum Rate" shall mean the maximum rate of interest allowed by applicable federal or state law. 11. Except as provided herein, Maker and any sureties, guarantors, and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees. 12. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes. 13. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

The total amount due under the promissory note at December 31, 2022 is $200,000 and accrued interest of $79,982. The total number of shares of common stock the note holder could convert is 49,340,625. To arrive at this number, we divided the total amount due of $279,982, by a share price of $0.0128, which represents the $0.016 share price at a 20% discount rate. Ameritek Ventures, Inc. common stock share price at December 31, 2022 was $0.016.

Assumption of $250,000 note from VW Win Century, Inc. (Previously registered as, FlexFridge, Inc. an Illinois corporation) merger

On November 27, 2020, the company merged with VW Win Century, Inc. assuming note with Epazz, Inc. of $250,000 and accrued interest of $183,566.

FOR VALUE RECEIVED, the undersigned, FlexFridge, Inc., an Illinois corporation, ("Maker") hereby promises to pay to the order of Epazz, Inc. ("Payee"), the principal sum of Two Hundred Fifty thousand dollars ($250,000), in lawful money in United States of America, which shall be legal tender, bearing interest and payable as provided herein. This Promissory Note (this “Note” or “Promissory Note”) has an effective date of December 29, 2015. Payee will forever forgive and discharge any difference between the outstanding balance of the fees owed to Payee by Maker as of the effective date of this Note and the principal amount of this Note upon repayment of this Note in its entirety. 1. Interest on the unpaid balance of this Note shall bear interest at the rate of fifteen percent (15%) per annum, which interest shall accrue from the effective date until the Maturity Date (as defined below), unless prepaid prior to such Maturity Date. All past-due principal and interest (which failure to pay such amounts after a fifteen (15) day cure period, shall be defined herein as an “Event of Default”) shall bear interest at the rate of fifteen percent (15%) per annum until paid in full (the “Default Interest Rate”), with it being understood that Maker shall have an additional fifteen-day cure periods during the term of the Note before an Event of Default occurs. Upon an Event of Default, Payee may declare the entire amount of this Note due and payable and shall be able to take whatever action available to it in law or equity to enforce its rights to collect an additional $500 as liquidated damages in addition to the amounts owed pursuant to this Note. Interest will be computed on the basis of a 360-day year. 2. The principal amount of this Note shall be due and payable on December 29, 2025 (the “Maturity Date”). 3. This Note may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. 4. If any payment of principal or interest on this Note shall become due on a Saturday, Sunday, or any other day on which national banks are not open for business, such payment shall be made on the next succeeding business day. 5. This Note shall be binding upon and inure to the benefit of the Payee named herein and Payee’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Payee may assign this Note or any of its rights, interests, or obligations to this Note without the prior written approval of Maker. 6. No provision of this Note shall alter or impair the obligation of Maker to pay the principal of and interest on this Note at the times, places, and rates, and in the coin or currency, herein prescribed. 7. The Maker will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Maker, except where the failure to comply could not reasonably be expected to have a material adverse effect on the Maker. Failure to comply with this provision shall constitute an Event of Default. 8. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate. 9. In the event the maturity of this Note is accelerated by reason of an Event of Default under this Note, any other agreement entered into in connection herewith or therewith, or by voluntary prepayment by Maker or otherwise, then earned interest may never include more than the Maximum Rate allowable by law, computed from the dates of each advance of the loan proceeds outstanding until payment.

If from any circumstance any holder of this Note shall ever receive interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the principal amount owing on this Note, and not to the payment of interest; or if such excessive interest exceeds the unpaid balance of principal hereof, the amount of such excessive interest that exceeds the unpaid balance of principal hereof shall be refunded to Maker. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-principal payment shall be characterized as an expense, fee or premium rather than as interest; and (ii) all interest at any time contracted for, charged, received, or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note. The term Maximum Rate shall mean the maximum rate of interest allowed by applicable federal or state law.10. Except as provided herein, Maker and any sureties, guarantors, and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder. If any efforts are made to collect or enforce this Note or any installment due hereunder, the undersigned agrees to pay all collection costs and fees, including reasonable attorney's fees. 12. A copy of this Promissory Note signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Promissory Note shall be effective as an original for all purposes. 13. This Note shall be construed and enforced under and in accordance with the laws of the State of Illinois, without regard to choice-of-law rules of any jurisdiction.

The total amount due under the promissory note at December 31, 2022 is $250,000 principal and $262,000 accrued interest.

Convertible Note 6

On May 13, 2021, Ameritek issued $185,000 non-convertible promissory note to Cloud Builder, Inc., for a forty-two month note at 15% interest. On August 5, 2021, the Company’s management and that of Cloud Builder decided it was in their best interest to convert the note. On September 9, 2021, Ameritek issued 30,000,000 shares to Cloud Builder, Inc. in consideration for $166,330, which represents $164,000 repayment of principal, $2,330 accumulated interest payable, and issued a $21,000 note to Advocate CPA, representing short-term debt at an annual interest rate of 6%, which adds back to the principal. Advocate CPA is controlled by the Company’s Accountant. As of December 31, 2022, Ameritek owed $23,167 for this short-term debt, representing $21,000 principal and $2,167 interest.

12.OTHER INCOME

As per Technology Exclusive License Agreement between Ameritek Ventures, Inc. and ZenaTech, Inc., executed by the CEO of both the companies, Ameritek Ventures licensed in the first quarter of 2022 a Robotic Arm Technology to ZenaTech, Inc. in exchange of consideration other than cash. ZenaTech, Inc. issued 3,500,000 shares of $0.05 CAD (Canada dollar) par value at $0.24 CAD per share at an exchange rate of $1.2691 USD to $1 CAD and 7% of any and all sales. Ameritek realized the revenue of $661,886 (consideration other than cash) equally from the period January 1 through December 31, 2022. The 7% of revenue share will be realized when the same will be received. As of December 31, 2022, Ameritek realized $661,886 from the sale of the drone patent. This license is perpetual.

13.INCOME TAXES

The Company accounts for income taxes at each calendar year-end under FASB Accounting Standard Codification ASC 740 "Income Taxes." ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each calendar year-end are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

For the two fiscal years ending December 31, 2022, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

14. SUBSEQUENT EVENTS

On January 25, 2023, the Company filed a lawsuit in the Clark County, Nevada, court against Clinton L. Stokes, III, to settle the matter of shares ownership and that of if the asset coming from Fiber Optic Assets was purchased free and clear of any encumberment from Meridian Financial Group, LLC. During March 2023, the Clark County, Nevada Court judge set the trial date for October 11, 2023.

Ameritek Ventures, Inc.

Pro Forma Consolidated Financial Statements

As of September 30, 2021

Unaudited

Ameritek Ventures, Inc.

Pro Forma Consolidated Balance Sheets

As of September 30, 2021

Unaudited

	Ameritek Ventures, Inc.	interlinkONE, Inc.	Combined Entity
	September 30,	September 30,	September 30,
	2021	2021	2021
Assets

Current assets
Cash	$434,947	$51,406	$486,353
Accounts receivable	129,796	36,803	166,599
Other current assets	1,144	5,800	6,944
Total current assets	565,887	94,009	659,896

Fixed assets, net	156	10,791	10,947

Long-term assets
Patent	250,000	0	250,000
Product development costs	120,000	0	120,000
Goodwill	2,439,459	0	2,439,459

Total long-term assets	2,809,459	0	2,809,459

Total Assets	$3,375,502	$104,800	$3,480,302

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$614,018	$834	$614,852
Credit card payable	0	7,533	7,533
Accrued interest	357,056	0	357,056
Accrued payroll	0	2,678	2,678
Deferred revenue	205,165	6,646	211,811
Short-term debt	21,000	30,816	51,816
Total current liabilities	1,197,239	48,506	1,245,746

Long-term liabilities
Long-term debt	1,734,018	0	1,734,018
Total long-term liabilities	1,734,018	0	1,734,018

Total liabilities	2,931,257	48,506	2,979,763

Shareholders’ equity
Share capital	2,118,717	2,360,635	4,479,352
Deficit	(1,674,473)	(2,304,342)	(3,978,815)
Total shareholders’ equity	444,245	$56,293	$500,538

Total Liabilities and Shareholders’ Equity	$3,375,502	$104,800	$3,480,302

See the accompanying notes to the pro forma consolidated financial statements.

Ameritek Ventures, Inc.

Pro Forma Consolidated Statements of Income for the period ended September 30, 2021

As of September 30, 2021

Unaudited

	Ameritek Ventures, Inc.	interlinkONE, Inc.	Combined Entity
	September 30,	September 30,	September 30,
	2021	2021	2021

Revenue	$494,477	$306,613	$801,090

Expenses
General and administrative	(663,040)	(111,194)	(774,234)
Salaries and wages	(54,436)	(244,868)	(299,304)
Amortization and depreciation	(108,833)	0	(108,833)
Total operating expenses	(826,309)	$(356,062)	$(1,182,371)

Net operating income (loss)	(331,802)	$(49,449)	$(381,251)

Other income (expenses)
PPP forgiven	499,900	85,483	585,383
Gain on extinguishment of debt	756,115	0	756,115
Taxes	0	(219)	(219)
Interest expense	(121,915)	(2,165)	(124,080)
Total other income (expense)	1,134,100	83,099	1,217,199

Net income (loss)	$802,268	$33,649	$835,917

Weighted Average Number of Common Shares Outstanding	514,226,791	0	514,226,791

Basic and diluted earnings (loss) per common share	$0.00	$0.00	$0.00

See the accompanying notes to the pro forma consolidated financial statements.

1.Nature of Operations

The unaudited pro forma consolidated financial statements of Ameritek, Ventures, Inc. (“Ameritek” or the “Company”) has been prepared by management for the purposed of inclusion in a final prospectus.

These pro forma consolidated financial statements give effect to the proposed acquisition of all of the securities of interlinkONE, Inc. by Ameritek, under the purchase agreement dated October 1, 2021 (“Form of Plan Acquisition”).

On October 1, 2021, the Company closed on an acquisition with interlinkONE, Inc.(“interlinkONE”), a Massachusetts S-1 corporation. All interlinkONE, Inc. securities issued were canceled, and Ameritek assumed all of the interlinkONE assets, liabilities, and ongoing operations. As part of the purchase agreement, Ecker Capital, LLC, Ameritek’s investing arm, issued a two-year note for $250,000 and a 6% interest per annum payable monthly.

These pro forma consolidated financial statements include:

A.A pro forma consolidated balance sheet as of September 30, 2021, prepared from the reviewed Ameritek financial statements. The pro forma financial statement gives the effect as if the business combination occurred on September 30, 2021.

B.A pro forma consolidated income statement for the period ended September 30, 2021, prepared from the audited Ameritek consolidated statement of operations and comprehensive loss for three months ended September 30, 2021, as if the transaction occurred on September 30, 2021.

Under the merger agreement, the shareholders of Ameritek will acquire control of the interlinkONE, Inc. InterlinkONE, Inc. results of operations are included from September 30, 2021.

These pro forma financial statements have been prepared in accordance with General Accepted Accounting Principles (“GAAP”). These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of InterlinkONE, Inc.

The pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Ameritek for the nine-months ended September 30, 2021. Based on the review of the accounting policies of InterlinkONE, Inc., it is management’s opinion that, there are no material differences between the accounting policies of Ameritek and InterlinkONE, Inc.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with GAAP applied on a basis consistent with Ameritek’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur after completion of the transaction. The pro forma consolidated income statement does not reflect non‐recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Ameritek which would have resulted had the proposed transaction been affected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on several factors and could result in a change to the unaudited pro forma financial statements.

2.Pro forma assumptions

The pro forma consolidated financial statements give effect to the following transactions and assumptions, which are presented in the adjusting entries column:

A.	Record acquisition loans ($250,000 USD)	$ 250,000
	Record loan interest for the twenty-four months ended September 30, 2021	$ 0
B.	Eliminate InterlinkONE, Inc share capital	$ 2,360,635
	Eliminate InterlinkONE, Inc accumulated deficit	$ (2,304,342)

3.Pro forma equity structure

Pro forma equity structure after the business combination will consist of the Ameritek’s current equity structure, as detailed in the Ameritek, Inc. financial statements for the nine-months ended September 30, 2021. In addition, interlinkONE equity is cancelled and only the Ameritek equity will remain after the acquisition.

4.Pro forma statutory income rate

The pro forma effective statutory income tax rate of the combined companies will be 26%. No provision for loss carry forward and the resulting income tax benefit has been made for the combined entity in the pro forma financial statements.

Ameritek Ventures, Inc.

Pro Forma Consolidated Financial Statements

As of March 31, 2021

Unaudited

Ameritek Ventures, Inc.

Pro Forma Consolidated Balance Sheets

As of March 31, 2021

Unaudited

	Ameritek Ventures, Inc.	Interactive Systems, Inc.	Combined Entity
	March 31,	March 31,	March 31,
	2021	2021	2021
Assets
Current assets
Cash	$77,796	$593,654	$671,450
Accounts receivable, net		85,938	85,938
Prepaid expenses		13,966	13,966
Other assets, deposits		10,500	10,500
Total current assets	77,796	704,058	781,854
Fixed assets, net	726	—	726
Long-term assets
Patent	250,000	—	250,000
Product development costs	120,000	—	120,000
Goodwill	1,742,148	—	1,742,148
Total Long-term assets	2,112,874	—	2,112,874

Total Assets	$2,190,670	$704,058	$2,894,728

Liabilities and Shareholders’ Deficiency
Current liabilities
Accounts payable	$723,474	$1,302	$724,776
Other current liabilities
Due to related parties	77,383	—	77,383
Accrued interest and expenses	480,540	22,778	503,318
Unearned revenue	—	383,664	383,664
Payable fractional stock purchase	—	19,599	19,599
Other current liabilities	27,337	—	27,337
Total current liabilities	1,308,734	427,343	1,736,077
Long-term liabilities
Notes payable, related parties	152,000	118,420	270,420
Long-term debt	1,577,006		1,577,006
Total long-term liabilities	1,729,006	118,420	1,847,426
Total Liabilities	3,037,741	545,763	3,583,503
Shareholders’ Deficiency
Share capital	1,952,388	425,658	2,378,047
Accumulated Income or (deficit)	(2,799,458)	(267,363)	(3,066,821)

Total Shareholders’ Equity (Deficiency)	(847,070)	$158,296	$(688,774)

Total Liabilities and Shareholders’ Deficiency	$2,190,670	$704,058	$2,894,728

See the accompanying notes to the pro forma financial statements.

Ameritek Ventures, Inc.

Pro Forma Consolidated Statement of Financial Position for the period ended March 31, 2021

Unaudited

	Ameritek Ventures, Inc.	Interactive Systems, Inc.	Combined Entity
	March 31,	March 31,	March 31,
	2021	2021	2021

Revenue	$185	$190,698	$190,883

General and Administrative Expenses
Amortization and depreciation	29,813	—	29,813
Advertising	5,000	—	5,000
Product development cost	132,000	—	132,000
Other general and administrative	156,089	241,941	397,804
Total General and Administrative Expenses	(322,902)	$(241,941)	$(564,849)

Income (Loss) before Income Taxes	(322,717)	$(51,017)	$(373,734)

Interest income (expense)	—	(1,032)	(1,032)
Income tax expense	—	(456)	(456)
PPP forgiveness income	—	129,730	129,730
Net Loss and Comprehensive Loss	$(322,717)	$77,225	$(245,492)

Basic and Diluted Earnings (Loss) Per Common Share	$—	$—	$—

Weighted Average Number of Common Shares Outstanding	434,201,787	—	434,201,787

See accompanying notes to the pro forma financial statements.

1.Nature of Operations

The unaudited pro forma consolidated financial statements of Ameritek, Ventures, Inc. (“Ameritek” or the “Company”) has been prepared by management for the purpose of inclusion in a final prospectus.

These pro forma consolidated financial statements give effect to the proposed merger of all of the issued and outstanding shares of Interactive Systems, Inc. as of March 31, 2021.

On May 14, 2021, Ameritek, Inc purchased Interactive Systems, Inc, a Massachusetts corporation, giving in consideration $675,000 paid as cash, for $337,500 and debt, for $337,500 two-year amortization, 6% yearly, paid monthly. Interactive Systems, Inc. After the acquisition, the Company shall own 100% of the issued and outstanding shares of equity securities and warrants, options or other rights to acquire equity securities of Interactive Systems, Inc.

These pro forma consolidated financial statements include:

C.A pro forma consolidated statement of financial position as of March 31, 2021 prepared from the unaudited Ameritek financial statements, which include the audited Interactive Systems financial statements.

D.A pro forma consolidated statement of financial position as of March 31, 2021 prepared from the audited Ameritek and reviewed Interactive Systems financial statements. The pro forma financial statement gives the effect as if the business combination occurred on March 31, 2021.

E.A pro forma consolidated income statement for the period ended March 31, 2021 prepared from the audited Ameritek and reviewed Interactive Systems consolidated statement of operations and comprehensive loss for three months ended March 31, 2021 as if the transaction occurred on January 1, 2021.

Under the purchase agreement, the shareholders of Ameritek will acquire control of the Interactive Systems, Inc.  Interactive Systems’ results of operations are included from June 1, 2021.

These pro forma financial statements have been prepared in accordance with General Accepted Accounting Principles (“GAAP”). These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of Ameritek and Interactive Systems, Inc. statements.

The pro forma financial statements have been compiled using the significant accounting policies as set out in the audited financial statements of Ameritek for the period ended March 31, 2021. Based on the review of the accounting policies of Interactive Systems, Inc, it is management’s opinion that, there are no material differences between the accounting policies of Ameritek and Interactive Systems, Inc.

It is management’s opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with GAAP applied on a basis consistent with Ameritek’s accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma consolidated income statement does not reflect non‐recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of Ameritek which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors and could result in a change to the unaudited pro forma financial statements.

2.Pro forma assumptions

These pro forma consolidated financial statements give effect to the proposed merger of all of the issued and outstanding shares of Interactive Systems, Inc. as of March 31, 2021.

3.Pro forma equity structure

Pro forma equity structure after the business combination will consist of the Ameritek’s current equity structure, as detailed in the Ameritek, Inc.  financial statements for the quarter ended March 31, 2021.

4.Pro forma statutory income rate

The pro forma effective statutory income tax rate of the combined companies will be 26%. No provision for loss carry forward and the resulting income tax benefit has been made for the combined entity in the pro forma financial statements.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of interlinkONE, Inc.

Wilmington, Massachusetts, United States

Opinion on the Financial Statements

We have audited the accompanying balance sheets of interlinkONE, Inc. (the "Company") as of December 31, 2020 and December 31, 2019, the related statements of operations, stockholders’ equity, and cash flows for the two years then ended and the related notes, (collectively referred to as the “financial statements”.) In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and 2019, and the results of its operations and its cash flows for each of the years ended in the period December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a Chartered Accountants firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

We conducted the audit offsite based on the information and other documents supplied to us by the company via email. We relied on that information, records, and returns, taking it as correct and authorized by the company.

Opening balances of the financial statements for the year ended December 31, 2019 have been taken as correct from the unaudited financial statements for the year ended December 31, 2018 as authorized by the Company’s Directors.

/s/ Surinder K. Bansal

CA Surinder K. Bansal

M. No. 014301

We have served as the Company's auditor since 2022.

Bansal & Co. LLP,

New Delhi, India

Date: February 10, 2022

Place: New Delhi

UDIN: 22014301ABIKED2300

interlinkONE, Inc.

_____________________________________________

Financial Statements

For the Years Ending

December 31, 2020 and

December 31, 2019

CURRENT INFORMATION REGARDING

interlinkONE, Inc.

A subsidiary of Ameritek Ventures, Inc.

The following information is furnished to assist with "due diligence" compliance. The information is furnished pursuant to Rule 15c2-11 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: The items and attachments generally follow the format set forth in Rule 15c2-11.

interlinkONE, Inc.

Balance Sheets

	As of	As of
	December 31, 2020	December 31, 2019
Assets
Current assets:
Cash	$92,881	$36,812
Accounts receivables	52,952	187,317
Other current assets	12,429	(10,780)
Total current assets	158,262	213,349
Property and equipment, net	10,791	11,561
Total assets	$169,053	$224,910
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$10,179	$10,149
Credit cards payable	9,673	10,398
Accrued payroll	9,873	31,853
Due to related party	-	90
Deferred revenue	6,646	35,406
Line of credit – Reading Coop	12,159	26,864
Note payable – Reading Coop	46,860	70,791
Accrued expenses	1,019	-
Loan - Foley	50,000	-
Total current liabilities	146,409	185,552
Long-term liabilities
Notes payable	-	-
Total long-term liabilities	-	-
Total liabilities	146,409	185,552
Stockholders' equity:
Private shares, issued to provide income distribution for S-Corp	2,360,635	2,360,635
Additional paid in capital	45,431	45,431
Accumulated deficit	(2,283,422)	(2,366,707)
Total stockholders' equity	22,644	39,359
Total liabilities and stockholders' equity	$169,053	$224,910

See accompanying notes to the financial statements.

interlinkONE, Inc.

Statements of Operations

For the Years Ended December 31, 2020 and

December 31, 2019

	For the Years Ended December 31,
	2020	2019
Revenue:
Sales	$554,914	$806,344
Total revenue	554,914	806,344
Operating expenses:
Selling, general and administrative	(719,828)	(881,269)
Total operating expenses	(719,828)	(881,269)
Loss from operations	(164,914)	(74,926)
Other income and expense
Interest expense	(3,286)	(5,878)
K-1 income/(loss)	19,480	(32,528)
Covid – 19 assistance	4,570	-
PPP loan advance	129,780	-
State taxes	(2,299)	(4,169)
Total other income and expense	148,245	(42,575)
Net loss attributable to interlinkONE, Inc.	$(16,670)	$(117,501)
Net loss per share available to interlinkONE, Inc. common stockholders	(0.00)	(0.00)

See accompanying notes to the financial statements.

interlinkONE, Inc.

Statements of Cash Flows

For the Years Ended December 31, 2020 and

December 31, 2019

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(16,670)	$(117,501)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Accounts receivable	134,364	2,872
Prepaid expenses	1,271	(2,900)
Accumulated depreciation	770	1,396
Accounts payable	30	(3,648)
AMEX - Ilink	(726)	(6,103)
Accrued expenses	(22,070)	1,415
Due to related party	1,019	90
Deferred revenue	(28,760)	(12,426)
LOC - Reading Coop (#1663)	(14,705)	(33,209)
N/P - Reading Coop (#1404)	(23,931)	70,791
Loan from J. Foley Jr	50,000	-
Net cash provided by (used in) operating activities	80,593	(99,223)
Cash flows from investing activities:
Investment in SportCoups	(19,480)	37,620
Investment in Pacific Northwest Print	-	(5,092)
Lease deposits	-	8,100
Net cash provided by (used in) investing activities	(19,480)	40,628
Cash flows from financing activities:
Retained earnings	(45)	-
Net cash (used in) provided by financing activities	(45)	-
Net increase (decrease) in cash, cash equivalents and restricted cash	61,069	(58,595)
Cash, cash equivalents and restricted cash at the beginning of the period	36,812	95,408
Cash, cash equivalents and restricted cash at the end of the period	$97,881	$36,812

Supplemental cash flow information
Cash interest payments	$3,286	$5,878
Cash income tax payments, net	$2,062	$3,119

See accompanying notes to the financial statements.

interlinkONE, Inc.

Statement of Stockholder’s Equity and Accumulated Deficit

For the Years Ended December 31, 2020 and

December 31, 2019

				Retained	Total
			Additional	Earnings	Shareholders’
	Common Stock		Paid-In	(Accumulated)	Equity
	Number	Amount	Capital	(Deficit)	(Deficit)
Balance, December 31, 2018	2,360,635	$2,360,635	45,431	(2,249,206)	156,860
Common shares issued for K-1 distribution	-	-	-	-	-
Net loss for the year	-	-	-	(117,501)	(117,501)
Balance, December 31, 2019	2,365,635	$2,360,635	$45,431	$(2,366,707)	$39,359
Common shares issued for K-1 distribution	-	-	-	-	-
Net loss for the year	-	-	-	(16,670)	(16,670)
Balance, December 31, 2020	2,365,635	$2,360,635	$45,431	$(2,383,422)	$22,644

See accompanying notes to the financial statements.

1.Basis of Presentation

The Company is an S-Corporation and was organized on May 13, 1996, under the laws of the State of Massachusetts, as interlinkONE, Inc. to provide Web-Based Software applications that served the Fulfillment space. The Company evolved into order management fulfillment, digital inventory, created Grow Socially, offering marketing services, and launched ilinkONEpro software, a distributed marketing platform.

2.Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP.")

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Long-Lived Assets

The Company reviews the carrying value of property, plant, and equipment (including its fiber optic assets) for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as outlined in the table below.

Furniture and fixtures	5 years
Computers and equipment	3-5 years
Website development	3 years
Leasehold improvements	5 years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the useful lives of the assets due to transfer of ownership after the lease term has expired.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Advertising

Advertising is expensed when incurred. As of December 31, 2020, and 2019 the company spent $6,578 and $4,059 in advertising.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

3.Property and Equipment

Property and Equipment consists of the following at December 31, 2020 and 2019,

	December 31,	December 31,
	2020	2019
Furniture and fixtures	$30,634	$30,634
Equipment and machinery	69,594	69,594
Computer equipment	586,021	586,021
Software	101,685	101,685
Leasehold improvements	9,257	9,257
Total fixed assets before accumulated depreciation	797,190	797,190
Less: accumulated depreciation	(786,399)	(785,629)
Property and Equipment, net	$10,791	$11,561

Depreciation expense totaled $786,399 and $785,629 for the periods ended December 31, 2020, and 2019, respectively, and used the tax method for depreciation.

4.Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of December 31, 2020, and 2019, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods. As of December 31, 2020 and 2019 the company paid $3,119 and $2,062 in income taxes.

5.Stockholder's Equity

interlinkONE is an S-1 corporation. For the purposes of income distribution per schedule K-1, the company issued 2,360,635 shares of equity securities.

6.Subsequent Events

None.

Certification

I, Shaun Passley, PhD, certify that:

(1)	I have reviewed this financial report of Ameritek Ventures and subsidiary, interlinkONE, and,

(2)

 Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)

 Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)

 The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

 Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

 Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

 Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

d)

 Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)

 The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

 All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ James A. Sherman
James A. Sherman
Principal Executive Officer

Date: February 10th , 2022

interlinkONE, Inc.

_____________________________________________

Interim Financial Statements

For the Nine-Months Periods Ended

September 30, 2021

and September 30, 2020

CURRENT INFORMATION REGARDING

interlinkONE, Inc.

The following information is furnished to assist with "due diligence" compliance. The information is furnished pursuant to Rule 15c2-11 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: The items and attachments generally follow the format set forth in Rule 15c2-11.11

interlinkONE, Inc.

BALANCE SHEETS

Unaudited

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$51,527	$92,881
Accounts receivables	36,928	52,952
Other current assets	5,800	12,429
Total current assets	94,255	158,262
Property and equipment, net	5,798	10,791
Total assets	$100,052	$169,053
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$834	$10,179
Credit cards payable	7,533	9,673
Accrued payroll	2,677	9,873
Deferred revenue	6,646	6,646
Line of credit – Reading Coop	-	12,159
Note payable – Reading Coop	30,816	46,860
Accrued expenses	-	1,019
Loan - Foley	-	50,000
Total current liabilities	48,506	146,409
Long-term liabilities
Notes payable	-	-
Total long-term liabilities	-	-
Total liabilities	48,506	146,409
Stockholders' equity:
Private shares, issued to provide income distribution for S-Corp	2,360,635	2,360,635
Additional paid in capital	45,431	45,431
Accumulated deficit	(2,354,520)	(2,383,422)
Total stockholders' equity	51,546	22,644
Total liabilities and stockholders' equity	$100,052	$169,053

See accompanying notes to the financial statements.

interlinkONE, Inc.

STATEMENTS OF OPERATIONS

Unaudited

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenue	$84,914	$122,648	$306,859	$423,518

Expenses:
General and administrative	(33,883)	(33,469)	(111,194)	(112,826)
Salaries and wages	(84,769)	(110,502)	(244,868)	(323,781)
Depreciation	(4,993)	-	(4,993)	-
Total operating expenses	(125,645)	(143,971)	(361,055)	(436,607)

Net operating income	(38,732)	(21,323)	(54,196)	(13,090)

Other income (expense)
Interest expense	(569)	(1,537)	(2,165)	(4,359)
Taxes	(63)	(61)	(219)	(1,218)
Covid-19 assistance	0	6,704	-	6,704
PPP Loan/EIDL Advance	0	-	85,483	136,780
Total other income (expenses)	(631)	5,105	83,098	137,906

Net income	$(39,363)	$(16,218)	$28,902	$124,816

Net income or loss per share available to shareholders	$0.00	$0.00	$0.00	$0.00

See accompanying notes to the financial statements.

interlinkONE, Inc.

STATEMENTS OF CASH FLOWS

Unaudited

	For the Nine-Months Ended
	September	September
	2021	2020
Cash flows from operating activities:
Net loss	$28,902	$124,816
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Accounts receivable	16,025	32,971
Prepaid expenses	1,629	2,900
Accumulated depreciation	4,993	-
Accounts payable	(9,344)	(7,088)
AMEX - ILink	(2,140)	(2,087)
Accrued payroll	(7,196)	(31,866)
Accrued expenses	(1,019)	-
Deferred revenue	-	(35,406)
LOC - Reading Coop (#1663)	(12,159)	(8,924)
N/P - Reading Coop (#1404)	(16,044)	(18,772)
Loan from J. Foley Jr	(50,000)	50,000
Total adjustments to reconcile Net Income to Net cash provided by operations:	$(75,256)	$(18,272)
Net cash provided by (used in) operating activities	$(46,354)	106,544
Net cash increase in cash, cash equivalents and restricted cash	$(46,354)	106,544
Cash, cash equivalents and restricted cash at the beginning of the period	$97,881	36,812
Cash, cash equivalents and restricted cash at the end of the period	$51,527	$143,357

Supplemental cash flow information
Cash interest payments	$2,165	$4,359
Cash income tax payments, net	$219	$1,218

See accompanying notes to financial statements.

interlinkONE, Inc.

STATEMENT OF STOCKHOLDERS' EQUITY

Unaudited

				Retained	Total
	Common	Common	Additional	Earnings	Shareholders’
	Shares	Shares	Paid-In	(Accumulated	Equity
	Number	Amount	Capital	Deficit)	(Deficit)
Balance, December 31, 2019	2,360,635	$2,360,635	$45,431	$(2,366,707)	$39,359
Shares S-1 Corporation issued for the purpose of reporting income	-	-	-	-	-
Net income for the year	-	-	-	(16,670)	(117,501)
Balance, December 31, 2020	2,360,635	$2,360,635	$45,431	$(2,383,422)	$22,644
Shares S-1 Corporation	-			-	-
Net Income (loss) for the nine-month period	-	-	-	28,902	28,902
Balance, September 30, 2021	2,360,635	$2,360,635	$45,431	$(2,354,520)	$51,546

See accompanying notes to financial statements.

(1) Basis of Presentation

The Company is an S-Corporation and was organized on May 13, 1996, under the laws of the State of Massachusetts, as interlinkONE, Inc. to provide Web-Based Software applications that served the Fulfillment space. The Company evolved into order management fulfillment, digital inventory, created Grow Socially, offering marketing services, and launched ilinkONEpro software, a distributed marketing platform.

(2) Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP.")

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Long-Lived Assets

The Company reviews the carrying value of property, plant, and equipment (including its fiber optic assets) for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight-line method over the estimated useful life of the related asset as outlined in the table below.

Furniture and fixtures	5 years
Computers and equipment	3-5 years
Website development	3 years
Leasehold improvements	5 years

Amortization of leasehold improvements is computed using the straight-line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight-line method over the useful lives of the assets due to transfer of ownership after the lease term has expired.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Advertising

Advertising is expensed when incurred. As of September 31, 2021 and 2020, the company spent $2,105 and $5,830 in advertising.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

(3) Property and Equipment

Property and Equipment consists of the following at September 30, 2021 and December 31, 2021, see the following table

	September 30,	December 31,
	2021	2019
Furniture and fixtures	$30,634	$30,634
Equipment and machinery	69,594	69,594
Computer equipment	586,021	586,021
Software	101,685	101,685
Leasehold improvements	9,257	9,257
Total fixed assets before accumulated depreciation	797,190	797,190
Less: accumulated depreciation	(799,392)	(786,399)
Property and Equipment, net	$5,798	$10,791

Depreciation expense totaled $799,392 and $786,399 for the periods ended September 30, 2021 and December 31, 2020 and used the tax method for depreciation.

(4) Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

For the nine months ending September 30, 2021, and 2020, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

For the nine months ending September 30, 2021, and 2020, the company paid $219 and $1,218 in income tax, respectively.

(5) Stockholder's Equity

interlinkONE is an S-1 corporation. For the purposes of income distribution per schedule K-1, the company issued 2,360,635 shares of equity securities.

(6) Subsequent Events

The Company entered discussion for sale of its business to Ameritek Ventures, Inc., Wisconsin Corporation.

Certification

I, Shaun Passley, certify that:

(1)	I have reviewed this financial report of interlinkONE, Inc., and,

(2)

 Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)

 Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)

 The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)

 Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)

 Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)

 Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

d)

 Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)

 The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a)

 All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

/s/ Shaun Passley
Shaun Passley
Principal Executive Officer

Date: March 8, 2022

A-6, Maharani Bagh New Delhi-110065 Ph.: 011-41626470-71 E-mail : info@bansalco.com Website : www.bansalco.com	BANSAL & CO LLP CHARTERED ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Interactive Systems Inc.

North Billerica, MA 01862, United States

Opinion on the Financial Statements

We have audited the accompanying balance sheets of lnteractive Systems Inc. (the "Company") as of December 31, 2020 and December 31, 2019, the related statements of operations, stockholders' equity, and cash flows for the years then ended and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as a/December 31, 2020, and 2019, and the results of its operations and its cash flows for the year ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a Chartered Accountants firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

1.We conducted the audit offsite based on the information's /returns and other documents supplied to us by the company via email id. We relied on those information's /records I returns taking it as correct and authorized by the company.

2.Opening balances of the financial statements for the year ended December 31, 2019 have been taken as correct from the unaudited financial statements for the year ended December 31, 2018 as authorized by the Company's Directors

/s/ Surinder K. Bansal

Surinder K. Bansal (Partner)

M. No. 014301

We have served as the Company's auditor since 2021.

Bansal & Co. LLP,

Date: June 30, 2021

UDIN: 21014301AAAAAZ6600Place: New Delhi

Branches:

Mumbai : Premises No. 7 & 8, Ground Floor, Wing-A. Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026, Mob.: +91 9999668270 Bhopal : Nyaya Sarigat. E-7/119, llnd Floor, Lala Lajpat Rai Society, Arera Colony, Bhopal-462016 (MP) Ph.: 0755-4076725, 2769224/5, Mob.: +91 9425393729 Dehradun : 1st Floor, C-4, Rich Look, Near LIC Building, Haridwar Road, Dehradun, Uttarakhand, Mob. : +91 9811151506

INTERACTIVE SYSTEMS, INC.

Annual Financial Statements

For Periods Ending

December 31, 2020 and December 31, 2019

CURRENT INFORMATION REGARDING

INTERACTIVE SYSTEMS, INC.,

A subsidiary of Ameritek Ventures, Inc.

The following information is furnished to assist with "due diligence" compliance. The information is furnished pursuant to Rule 15c2-11 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: The items and attachments generally follow the format set forth in Rule 15c2-11.

INTERACTIVE SYSTEMS, INC.

Balance Sheets

	As of	As of
	December 31,	December 31,
	2020	2019
Assets
Current assets
Cash	$449,059	$530,969
Amounts receivable, net	122,444	54,644
Other current assets	22,162	142,798
Total current assets	593,665	728,411
Long–term assets
Property and equipment, net	–	30,562
Goodwill	–	–
Total Long–term assets	–	30,562
Total Assets	$593,665	$758,973

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued liabilities	$51,011	$145,761
Deferred revenue	345,004	330,785
Total current liabilities	396,015	476,546
Long–term liabilities
Loan’s payable	124,600	–
Deferred tax liability	–	–
Total long–term liabilities	124,600	–
Total Liabilities	520,615	476,546
Shareholders’ Equity (Deficiency)
Share capital	35,926	35,926
Contributed surplus	389,733	389,733
Foreign currency translation reserve	–	–
Deficit	(352,609)	(143,231)
Total Shareholders’ Equity (Deficiency)	73,050	282,427

Total Liabilities and Shareholders’ Equity	$593,665	$758,973

See accompanying notes to the financial statements.

INTERACTIVE SYSTEMS, INC.

Statements of Operations

For the Years Ended

December 31, 2020 and December 31, 2019

	For the Years Ended
	December 31,
	2020	2019

Revenue	$882,963	$1,190,961
Expenses:
Operating expenses
Amortization and Depreciation	(30,562)	(30,560)
Salaries and wages	(829,495)	(1,009,214)
Software, Programming and support fees	(52,040)	(117,441)
Insurance	(38,837)	(41,879)
Office Expenses	(41,526)	(44,613)
Professional fees	(20,656)	(50,052)
Rent	(42,703)	(45,746)
Bad Debts	(27,753)	–
General and administrative	(20,135)	(26,827)
Total operating expenses	(1,103,707)	(1,366,333)

Net operating income (expenses)	(220,744)	(175,371)

Other income (expense):
Interest income	4,509	3,421
Income tax recovery (expense)	6,857	(3,221)
Total other income (expense)	11,366	200

Net Income (Loss) for the Period	$(209,377)	$(175,171)

Weighted average number of common shares outstanding – basic diluted	–	–
Weighted average number of common shares outstanding – fully diluted	–	–
Net Income (loss) per share – basic and fully diluted	$–	$–

See accompanying notes to the financial statements.

INTERACTIVE SYSTEMS, INC.

Statements of Cash Flows

For the Years Ended

December 31, 2020 and December 31, 2019

	For the Years Ended
	December 31,	December 31,
	2020	2019

Cash flows from operating activities:
Net loss for the year	$(209,377)	$(175,171)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization	30,562	30,560
Changes in operating assets and liabilities:
Increase in accounts receivable and other current assets	52,836	269,640
Increase in accounts payable and accrued liabilities	(80,531)	(32,443)
Increase in deferred revenue	–	–
Cash (used in) provided by operating activities	(206,510)	92,586
Cash flows from investing activities:
Net cash received for PacePlus, Inc. acquisition	–	–
Product development costs	–	–
Cash provided by investing activities	–	–
Cash flows from financing activities:
Proceeds from PPP loan	124,600	–
Common shares issued	–	(88,902)
Repayment of long–term debt	–	–
Cash (used in) provided by financing activities	124,600	(88,902)

Change in cash	(81,910)	3,684
Cash, beginning of the year	530,969	527,285
Cash, end of year	$449,059	$530,969

See accompanying notes to the financial statements.

INTERACTIVE SYSTEMS, INC.

Statements of Stockholder’s Equity and Retained Earnings

For the Years Ended

December 31, 2020 and December 31, 2019

				Retained	Treasury	Total
			Additional	Earnings	Stock/	Shareholders’
	Common shares		Paid–In	(Accumulated)	Fractional	Equity
	Number	Amount	Capital	(Deficit)	Stk Purchase	(Deficit)
Balance, December 31, 2018	–	35,926	511,961	31,940	(33,326)	546,500
Conversion of debt	–	–	–	–	–	–
Owners – Fractional Stk Purchs	–	–	–	–	–	–
Foreign currency translation	–	–	–	–	–	–
Net Income (loss) for the year	–	–	–	(175,171)	–	(175,171)
Balance, December 31, 2019	–	$35,926	$511,961	$(143,231)	$(33,326)	$371,329
Conversion of debt	–	–	–	–	–	–
Owners – Fractional Stk Purchs	–			–	(88,902)	(88,902)
Foreign currency translation	–	–	–	–	–	–
Net Income (loss) for the year	–	–	–	(209,377)	–	(209,377)
Balance, December 31, 2020	–	$35,926	$511,961	$(352,609)	$(122,228)	$73,050

See accompanying notes to the financial statements.

1.General Organization and Business

Interactive Systems, Inc. (or the "Company"), a Massachusetts corporation, was formed on July 13, 1999.

2.Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Long-lived Assets

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends, and prospects, as well as the effects of obsolescence, demand, competition, and other economic factors.

Property and Equipment

Equipment is recorded at its acquisition cost, which includes the costs to bring the equipment to the condition and location for its intended use, and equipment is depreciated using the straight–line method over the estimated useful life of the related asset as follows:

Furniture and fixtures	5 years
Computers and equipment	3–5 years
Website development	3 years
Leasehold improvements	5 years

Amortization of leasehold improvements is computed using the straight–line method over the shorter of the remaining lease term or the estimated useful lives of the improvements.

Assets held under capital leases are recorded at the lower of the net present value of the minimum lease payments or the fair value of the leased asset at the inception of the lease. Amortization expense is computed using the straight–line method over the useful lives of the assets due to transfer of ownership after the lease term has expired.

Maintenance and repairs will be charged to expense as incurred. Significant renewals and betterments will be capitalized. At the time of retirement or other disposition of equipment, the cost and accumulated depreciation will be removed from the accounts and the resulting gain or loss, if any, will be reflected in operations.

Property and equipment are evaluated for impairment whenever impairment indicators are prevalent. The Company will assess the recoverability of equipment by determining whether the depreciation and amortization of these assets over their remaining life can be recovered through projected undiscounted future cash flows. The amount of equipment impairment, if any, will be measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

Fair Value of Financial Instruments

Under FASB ASC 820–10–05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short–term nature of the instruments.

Intangible Assets and Intellectual Property

Intangible assets are amortized using the straight–line method over their estimated period of benefit of five to fifteen years. We evaluate the recoverability of intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization.

Goodwill

The Company evaluates the carrying value of goodwill during the fourth quarter of each year and between annual evaluations if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Company compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit's carrying amount, including goodwill. The fair value of the reporting unit is estimated using a combination of the income, or discounted cash flows, approach, and the market approach, which utilizes comparable companies' data. If the carrying amount of a reporting unit exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Basic and Diluted Net Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted–average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted–average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted–average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti–dilutive.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740–10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more–likely–than–not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying, and feel may be applicable.

3.Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $352,609, as of December 31, 2020. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.

4.Property and Equipment

Property and Equipment consists of the following at December 31, 2020 and 2019, respectively:

	December 31,	December 31,
	2020	2019
Furniture and fixtures	$34,524	$34,524
Computers and equipment	138,357	138,357
Software	458,402	458,402
Assets held under capital leases	–	–
	631,284	631,284
Less: accumulated depreciation	(631,284)	(600,722)
	$–	$30,562

Depreciation expense totaled $0 and $30,562 for the periods ended December 31, 2020 and 2019, respectively.

5.Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes". ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of December 31, 2020, and 2019, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry–forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

6.Stockholder's Equity (Deficit)

In 2019 there were 15 shareholders, C Brown Lingamelter owned 79% common stock and had 73% owned in voting stock. In 2020 there were 2 shareholders, C Brown Lingamelter owned 79% common stock and had 92% owned in voting stock.

7.Subsequent Events

None.

A-6, Maharani Bagh New Delhi-110065 Ph.: 011-41626470-71 E-mail : info@bansalco.com Website : www.bansalco.com	BANSAL & CO LLP CHARTERED ACCOUNTANTS

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors oflnteractive Systems, Inc., North Billerica, MA 01862, United States

Results of Review of Interim Financial Statements

We have reviewed the accompanying interim balance sheet of Interactive Systems, Inc (the "Company") as of March 31, 2021, for the three-month period then ended, and the related notes collectively referred to as the "interim financial statements". Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

Basis for Review Results

These interim financial statements are the responsibility of the Company's management. We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB"). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

/s/ Surinder K. Bansal

Surinder K. Bansal

M. No. 014301

Bansal & Co. LLP,

Date: September 30, 2021

Place: New Delhi

UDIN :21014301AAAABU5989

Branches:

Mumbai : Premises No. 7 & 8, Ground Floor, Wing-A. Raghavji Building, 15/17, Raghavji Road, Gowalia Tank, Mumbai-400026, Mob.: +91 9999668270 Bhopal : Nyaya Sarigat. E-7/119, llnd Floor, Lala Lajpat Rai Society, Arera Colony, Bhopal-462016 (MP) Ph.: 0755-4076725, 2769224/5, Mob.: +91 9425393729 Dehradun : 1st Floor, C-4, Rich Look, Near LIC Building, Haridwar Road, Dehradun, Uttarakhand, Mob. : +91 9811151506

INTERACTIVE SYSTEMS, INC.

Quarterly Financial Statements

For Periods Ended

March 31, 2021 and March 31, 2020

CURRENT INFORMATION REGARDING

Interactive Systems, Inc.

The following information is furnished to assist with "due diligence" compliance. The information is furnished pursuant to Rule 15c2-11 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended: The items and attachments generally follow the format set forth in Rule 15c2-11.

INTERACTIVE SYSTEMS, INC.

BALANCE SHEETS

	As Of	As Of
	March 31	December 31,
	2021	2020
Assets
Current assets
Cash	$593,654	$449,059
Amounts receivable, net	85,938	122,444
Other assets - deposits	24,466	22,162
Total current assets	704,058	593,665
Total Assets	704,058	593,665
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and other accrued liabilities	43,680	51,011
Deferred revenue	382,042	345,004
Total current liabilities	425,722	396,015
Total current liabilities	425,722	396,015
Long-term liabilities
Loan’s payable	118,420	124,600
Total long-term liabilities	118,420	124,600
Total Liabilities	544,142	520,615
Shareholders’ Equity (Deficiency)
Share capital	35,926	35,926
Contributed surplus	389,733	389,733
Retained earnings	(265,742)	(352,609)
Total Shareholders’ Equity (Deficiency)	159,916	73,050

Total Liabilities and Shareholders’ Equity	$704,058	$593,665

See accompanying notes to the financial statements.

INTERACTIVE SYSTEMS, INC.

STATEMENTS OF OPERATIONS

For the Three Months Ending

March 31, 2021 and 2020

For the Three Months Ending
	March 31	March 31
	2021	2020
Revenue	$192,319	$219,561
Expenses:
Operating Expenses
Salaries and wages	(154,052)	(155,966)
Software, programming and support fees	(30,750)	(46,253)
Insurance	(13,030)	(13,995)
Office expenses	(13,512)	(17,855)
Professional fees	(1,728)	(5,741)
Rent	(11,513)	(11,467)
Travel	-	(2,098)
Bank service charges	(53)	-
Telephone, internet	(3,988)	(3,358)
Utilities	(836)	(836)
Total Operating Expenses	(229,463)	(257,570)
Net Operating Income	(37,144)	(38,009)
Other Income (Expense)
Other Income
Interest income	98	225
PPP Forgiveness Income	125,730	-
Total other income	125,828	225
Other Expenses
Corporate fees	(232)	(217)
Interest expense	(1,130)	-
State income tax	(456)	-
Total other expense	(1,818)	-
Net Other Income for the Period	124,010	8
Net Income for the Period	$86,866	$(38,001)

See accompanying notes to the financial statements.

INTERACTIVE SYSTEMS, INC.

STATEMENTS OF CASH FLOWS

For the Three Months Ending

March 31, 2021 and 2020

	For the Three-Months Ended	For the Three-Months Ended
	March 31,	March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss) for the year	$86,866	$(38,001)
Adjustments to reconcile net loss to net cash used in operating activities:
Accounts receivable	36,506	(35,696)
Prepaid Expenses:Prepaid 3rd Party Maint 2019	-	7,489
Prepaid Expenses:Prepaid 3rd Party Maint 2020	5,962	(31,252)
Prepaid Expenses:Prepaid 3rd Party Maint 2021	(8,266)	-
Refundable State Income Taxes	-	(456)
Accounts Payable	(3,582)	(1,224)
Accrued Expenses	(3,749)	(30,790)
Payable Fractional Stock Purchs	-	(53,985)
Unearned Maintenance 2019:Unearned 3rd Party Maint 2019	-	(10,028)
Unearned Maintenance 2019:Unearned FASBE/SCOPE Main 2019	-	(10,050)
Unearned Maintenance 2019:Unearned SCM Maintenance 2019	-	(49,853)
Unearned Maintenance 2020:Unearned 3rd Party Maint 2020	(8,068)	42,651
Unearned Maintenance 2020:Unearned FASBE/SCOPE Main 2020	(10,545)	18,450
Unearned Maintenance 2020:Unearned SCM Maintenance 2020	(53,300)	47,603
Unearned Maintenance 2021:Unearned 3rd Party Maint 2021	23,612	-
Unearned Maintenance 2021:Unearned FASBE/SCOPE Main 2021	17,829	-
Unearned Maintenance 2021:Unearned SCM Maintenance 2021	67,510	-
Net cash provided by (used in) operating activities	150,775	(145,142)
CASH FLOWS FROM FINANCING ACTIVITIES
Citizens PPP Loan	(6,180)	-
Net cash provided by (used in) financing activities	(6,180)	-
Change in cash	144,595	(145,142)
Cash, beginning of the period	449,059	530,969
Cash, end of the period	$593,654	$385,827

See accompanying notes to the financial statements.

INTERACTIVE SYSTEMS, INC.

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

For the Three Months Ending

March 31, 2021 and 2020

				Retained	Treasury	Total
			Additional	Earnings	Stock/	Shareholders’
Common shares			Paid-In	(Accumulated)	Owners Fractional	Equity
Number		Amount	Capital	(Deficit)	Stk Purchase	(Deficit)
Balance, December 31, 2019	-	$35,926	$511,961	$(143,231)	$(33,326)	$371,329
Conversion of debt	-	-	-	-	-	-
Owners - Fractional Stk Purchs	-			-	(88,902)	(88,902)
Net Income (loss) for the year	-	-	-	(209,377)	-	(209,377)
Balance, December 31, 2020	-	$35,926	$511,961	$(352,609)	$(122,228)	$73,050

Conversion of debt		-	-	-	-	-
	-
Owners - Fractional Stk Purchs	-			-	-	-
Net Income (loss) for the year	-	-	-	(86,866)	-	-
Balance, March 31, 2021	-	$35,926	$511,961	$(265,743)	$(122,228)	$159,916

See accompanying notes to the financial statements.

INTERACTIVE SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 – General Organization and Business

Interactive Systems, Inc. (or the "Company"), a Massachusetts corporation, was formed on October 3rd, 1977.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting

The financial statements and accompanying notes are prepared under accrual of accounting in accordance with generally accepted accounting principles of the United States of America ("US GAAP").

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, accounts payable and accrued expenses reported on the balance sheets are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Beneficial Conversion Features

From time to time, the Company may issue convertible notes that may contain an imbedded beneficial conversion feature. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of warrants if related warrants have been granted. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid in capital. The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Basic and Diluted Net Earnings per Share

Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common stock equivalents, consisting of shares that might be issued upon exercise of common stock options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common stock equivalents, because their inclusion would be anti-dilutive.

Earnings per Share

The basic earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the weighted average number of common shares issued and outstanding during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first year for any potentially dilutive debt or equity.

Dividends

The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes

The Company utilizes the asset and liability method of accounting for deferred income taxes as prescribed by the FASB Accounting Standard Codification, ("ASC"), 740 (Income Taxes). This method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax return and financial statement reporting basis of certain assets and liabilities.

As required by ASC 740-10, "Income Taxes", the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. Management does not believe that there are any uncertain tax positions which would have a material impact on the financial statements. The Company has elected to include interest and penalties related to uncertain tax positions as a component of income tax expense. To date, the Company has not recorded any interest or penalties related to uncertain tax positions.

Advertising

Advertising is expensed when incurred. There have been no advertising costs incurred during the current period.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying, and feel may be applicable.

Note 3 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of $352,609, as of December 31, 2020. The Company's ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.

Note 4 – Income Taxes

The Company accounts for income taxes under FASB Accounting Standard Codification ASC 740 "Income Taxes." ASC 740 provides that deferred tax assets and liabilities are recorded based on the differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

As of December 31, 2020, and 2019, the Company did not have any eligible net operating loss carry forwards as the Company has not filed the appropriate federal and state income tax returns so any accumulated net operating losses could be subject to the respective tax agency disallowance. Any actual net operating losses would be limited by a valuation allowance, as their realization, as determined by management, is determined to be not likely to occur and accordingly, the Company would have recorded a valuation allowance for the deferred tax asset relating to the tax potential net operating loss carryforwards. Additionally, actual net operating losses carry-forwards and the related deferred tax assets would also be limited due to the various changes in control that has occurred during prior reporting periods.

Note 5 – Stockholder's Equity (Deficit)

In 2019 there were 15 shareholders, C Brown Lingamelter owned 79% common stock and had 73% owned in voting stock. In 2020 there were 2 shareholders, C Brown Lingamelter owned 79% common stock and had 92% owned in voting stock.

Note 6 – Subsequent Events

There are no subsequent events.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERITEK VENTURES, INC.

By:/s/ Shaun Passley

Name: Shaun Passley, Ph.D. Title: Director

Date: April 5, 2023

TABLE OF EXHIBITS

The following documents are filed as exhibits hereto:

Exhibit NumberExhibit Description

3.1Certificate of Incorporation and Amendments

3.2Certificate of Amendment

3.3Bylaws

10.1Share Purchase Agreement with Interactive Systems, Inc.

10.2Merger Agreement with Bozki, Inc.

10.3Merger Agreement with VW Win, Inc.

10.4Management Service Agreement with Epazz

10.5Stock Purchase Agreement with Promissory note January 1, 2018

10.6Stock Purchase Agreement with Promissory note October 20, 2020

10.7Exclusive Technology license agreement

21.1List of Subsidiaries

*Filed herewith.

**Previously filed.